Exhibit 15.4

ENFORCEMENT DECREE OF THE TELECOMMUNICATIONS BUSINESS ACT

As partially amended by Enforcement Decree No. 28283 of September 5, 2017, effective September 5, 2017

Chapter 1. General Provisions

Article 1 (Purpose)

The purpose of this Decree is to provide for matters delegated under the Telecommunications Business Act and matters necessary for its enforcement.

Article 2 (Contents of Universal Service)

(1) Pursuant to Article 4(3) of the Telecommunications Business Act (the “Act”), the contents of universal services shall be as follows:

1. Wire telephone services;

2. Telephone services for emergency communications; and

3. Services of which fees are reduced or exempted for the disabled and the low income class.

(2) The detailed contents of universal services under paragraph (1) shall be as follows:

1. Wire telephone services are telephone services within an area publicly notified by the Minister of Science and ICT based on methods and conditions of use (the “Calling Area”), falling under any one of the following:

(a) a local telephone service which is a telephone service (excluding, throughout this Enforcement Decree, the island communication service referred to in (c) below) enabling communication through subscription telephones;

(b) a public telephone service which is a telephone service enabling communication through public telephones; or

(c) an island communication service which is a telephone service enabling radio communication between shore and an island or between islands.

2. Telephone services for emergency communications are telephone services necessary for maintaining social order and securing human life, falling under any of the following:

(a) a special telephone number service, among the key communications services, publicly notified by the Minister of Science and ICT; or

(b) a wireless telephone service for vessels which is a telephone service, among the key communications services, enabling communication between shore and a vessel or between vessels.

3. Services of which fees are reduced or exempted for the disabled and the low income class are services offered to the disabled and the low income class for the purpose of improving social welfare, falling under any of the following:

(a) a local telephone service and a telephone service between the Calling Areas (the “Long Distance Telephone Service”);

(b) a directory assistant service which is a service incidental to a local telephone service and the Long Distance Telephone Service;

(c) a mobile telephone service, a personal communication service, IMT-2000 service or LTE service among the key communications services;

(d) an Internet subscriber connection service;

(e) an Internet phone service; or

(f) a portable Internet service.

(3) Any of the following shall be entitled to the services of which fees are reduced or exempted pursuant to subparagraph 3 of paragraph (2); provided, however, that the services for which fees are reduced or exempt pursuant to subparagraphs 8 and 9 below shall be limited to the mobile telephone service, the personal communication service, the IMT-2000 service and the LTE service:

1. the disabled registered under Article 32 of the Act on Welfare of Persons with Disabilities or welfare institutions or groups for the disabled under the Act on Welfare of Persons with Disabilities; provided, however, that in case of a local telephone service, the Long Distance Telephone Service, an Internet subscriber connection service and an Internet phone service, the household to which the relevant disabled person belongs shall be entitled to reduction or exemption of service fees;

2. special schools under the Elementary and Secondary Education Act;

3. child welfare institutions under the Child Welfare Act;

4. recipients of livelihood benefits under subparagraph 1 of Article 7(1) or medical benefits under subparagraph 3 of Article 7(1) of the National Basic Livelihood Security Act. However, households composed of such persons in the event of a local telephone service, the Long Distance Telephone Service, an Internet subscriber connection service or an Internet phone service

5. the Korean Association of Wounded Soldiers and Police Officials or the Association Commemorating the April 19 Democratic Revolution under the Act on Establishment of Organizations for Persons, etc. of Distinguished Services to the State;

6. soldiers or policemen wounded in action, soldiers or policemen wounded on duty, wounded activists of the April 19 Revolution, public officials wounded on duty, wounded special contributor to national and social development or wounded anticommunist captive under the Act on Honorable Treatment and Support of Persons, etc. of Distinguished Services to the State; provided, however, that in case of a local telephone service, the Long Distance Telephone Service, an Internet subscriber connection service and an Internet phone service, the household to which the relevant person belongs shall be entitled to reduction or exemption of service fees;

7. wounded activists of the May 18 Democratization Movement among the persons of distinguished services to the May 18 democratization movement under the Act on Honorable Treatment of Persons of Distinguished Services to the May 18 Democratization Movement; provided, however, that in case of a local telephone service, the Long Distance Telephone Service, an Internet subscriber connection service and an Internet phone service, the household to which the relevant person belongs shall be entitled to reduction or exemption of service fees;

8. members of a family having at least one of its members fitting any of the descriptions below qualifying as a member of the next needy class under subparagraph 10 of Article 2 of the National Basic Livelihood Security Act and the number of family members eligible for fee reduction or exemption for such family shall be determined by the Minister of Science and ICT.

(a) a person taking part in the project required for self-support pursuant to Article 9(5) of the National Basic Livelihood Security Act;

(b) a person having a rare and serious disease as described item (d) of section 3 in Table 2 and is eligible for reduction in his or her share of fees;

(c) Deleted;

(d) Deleted;

(e) a person receiving disability allowances pursuant to Article 49 of the Welfare of the Disabled Persons Act and a person receiving allowances for raising and protecting disabled children pursuant to Article 50(1) of the same Act;

(f) a person requiring protection under Article 5 of the Single-Parent Family Assistance Act, including a person who has ratio of recognized income to standard median income of 52/100 or below;

(g) a person receiving a disability pension pursuant to Article 10 of the Pension Act for the Disabled;

(h) a person who is registered as the next needy class with the social security information system under Article 37(2) of the Framework Act on Social Security and meets the qualifications determined and announced by the Minister of Science and ICT.

9. recipients who do not receive livelihood benefits under subparagraph 1 of Article 7(1) of the National Basic Livelihood Security Act or medical benefits under subparagraph 3 of Article 7(1) among the recipient under the same Act (including family members of the recipients who receive education benefits under subparagraph 4). In this case, the number of family members eligible for fee reduction or exemption for such family shall be determined and announced by the Minister of Science and ICT.

(4) An application for reduction or exemption of service fees under subparagraph 3 of paragraph (2) shall be filed by the following person:

1. In case of filing an application pursuant to the proviso to subparagraph 1 of paragraph (3), the proviso to subparagraph 4 or 7: Person who is entitled to reduction or exemption of service fees of the members of a family or householder;

2. Deleted;

3. In case of filing an application pursuant to the provisions other than subparagraph 1: Person who is entitled to reduction or exemption of service fees (referring to each member of a family in case of subparagraphs 8 and 9 of paragraph (3)).

(5) Criteria for reduction or exemption of service fees with respect to the persons who are entitled to reduction or exemption of service fees under subparagraph 3 of paragraph (2) shall be determined and announced by the Minister of Science and ICT taking into consideration the business size of telecommunications business operators and the level of their service fees.

Article 3 (Designation of Telecommunications Business Operator who Provides Universal Services)

(1) If the Minister of Science and ICT intends to designate a telecommunications business operator who provides universal services (the “Business Operator Providing Universal Services”) under Article 4 (4) of the Act, it can do so after taking into consideration such operator’s opinion.

(2) For the purpose of checking the status of provision of universal service, the Minister of Science and ICT may request a telecommunications business operator designated as a business operator providing universal service pursuant to paragraph (1) to submit a report on the provision of universal service, and the relevant documents, including the expenses incurred in providing the relevant service. When such request is made, the business operator providing universal service shall comply with the request unless there is a reasonable cause not to comply.

Article 4 (Compensation for Losses Incurred through Provision of Universal Services)

(1) The Minister of Science and ICT may have the telecommunications business operators who are not Business Operators Providing Universal Services bear part of the expenses for compensating whole or part of the losses incurred through a provision of universal services by Business Operators Providing Universal Services (the “Compensation For Losses Incurred Through Universal Services”) in proportion to their respective sales.

(2) A Business Operator Providing Universal Services who intends to receive the Compensation For Losses Incurred Through Universal Services shall submit a report on the actual results of a provision of universal services, including expenditures for, and incomes and losses from, the provision thereof, to the Minister of Science and ICT within three months after the expiration of the relevant fiscal year.

(3) The Minister of Science and ICT may, if deemed necessary for the verification of the report on the actual results of a provision of universal services submitted pursuant to paragraph (2), consult a professional institution to examine it.

Article 5 (Universal Services Entitled To Compensation For Losses Incurred Through Universal Services)

(1) The scope of universal services entitled to the Compensation For Losses Incurred Through Universal Services shall be any of the following:

1. among local telephone services pursuant to Article 2(2)1(a) hereof, a local telephone service offered in areas selected in accordance with the standards determined and publicly notified by the Minister of Science and ICT considering the expenditures and income (meaning the expenses and income calculated in accordance with the method publicly notified by the Minister of Science and ICT considering the efficiency of managing communication lines, etc.; hereinafter the same shall apply in Article 6) as a result of provision of such service;

2. among public telephone services pursuant to Article 2(2)1(b) hereof, a public telephone service offered in areas selected in accordance with the standards determined and publicly notified by the Minister of Science and ICT considering the characteristics of place;

3. an island communication service pursuant to Article 2(2)1(c) hereof; or

4. a wireless telephone service for vessels pursuant to Article 2(2)2(b) hereof.

(2) In Article 4 (2) 1 of the Act, “the telecommunications business operators prescribed under the Enforcement Decree of the Act” means value-added communications business operators or regional wireless call operators.

(3) In Article 4 (2) 2 of the Act, “the amount prescribed under the Enforcement Decree of the Act” means 30 billion won.

Article 6 (Methods for Computing the Compensation For Losses Incurred Through Universal Services)

(1) Losses incurred through provision of the universal services prescribed under each of the paragraphs in Article 5(1) hereof shall be the amount of expenses of providing the relevant service less the relevant income. In such case, at the time of calculating the losses incurred through a provision of the universal services under Article 5(1) 2, the incomes and any indirect advantages such as improved brand value and user preference shall be included.

(2) The provisional Compensation For Losses Incurred Through Universal Services shall be computed by multiplying the amount obtained under paragraph (1) and the rate of compensation for losses determined and publicly notified by the Minister of Science and ICT; provided that, with respect to a wireless telephone service for vessels under Article 5(1)4 hereof, the target amount for efficient management determined and publicly notified by the Minister of Science and ICT shall be the provisional Compensation For Losses Incurred Through Universal Services.

(3) The Compensation For Losses Incurred Through Universal Services shall be the amount of the provisional Compensation For Losses Incurred Through Universal Services computed pursuant to paragraph (2) subtracted by each of the amounts described below:

1. the amount paid by telecommunications business operators providing any of the universal services prescribed under each of the subparagraphs of Article 5(1) hereof based on their sales from telecommunications services other than the relevant universal service provided (excluding value-added communications services); and

2. the amount computed by the Minister of Science and ICT considering the payment capacity of telecommunications business operators paying for the Compensation For Losses Incurred Through Universal Services (the “Business Operators Paying For Losses”).

(4) The Business Operators Paying For Losses shall pay for the Compensation For Losses Incurred Through Universal Services computed pursuant to paragraph (3) in proportion to their respective sales relating to telecommunications services (excluding value-added communications services).

(5) The Minister of Science and ICT shall determine and announce all other necessary details with respect to the rates by which telephone services fees are reduced or exempted for the disabled and the low income class and the methods for computing the Compensation For Losses Incurred Through Universal Services.

Chapter 2. Telecommunications Business

Article 7 Deleted.

Article 8 (Scope of Premises)

The “premises determined under the Enforcement Decree of the Act” in Article 5(3)2 of the Act means any of the following:

1. a building;

2. a site (limited to that owned by one person or owned through common ownership by two or more persons) and any building located on such site;

3. two or more buildings possessed by one person and the site on which such buildings are located, limited to those buildings the distance between which is not more than 500 meters; or

4. any buildings or sites adjacent to the buildings or sites prescribed under paragraphs 1-3 and publicly notified by the Minister of Science and ICT.

Article 9 (Permit Application, etc.)

(1) A person who wishes to obtain a permit under Article 6(1) of the Act may make an application in the name of the representative of a corporation or the representative, such as a shareholder, etc., of a corporation to be established.

(2) The “premises determined under the Enforcement Decree of the Act” in Article 6(2)4 of the Act means the following

1. matters concerning the suitability of investment plan in advancing telecommunications facilities;

2. matters concerning the stability and expertise of supply plan for key communication services; and

3. matters similar to paragraph 1 or 2 as determined and announced by the Minister of Science and ICT.

Article 10 (Documents to be Attached to Permit Application)

A person who wishes to obtain a permit for a key communications business under Article 6(1) of the Act shall submit to the Minister of Science and ICT a key communications business permit application with each of the following documentation attached thereto:

1. articles of incorporation of the corporation (including, throughout this Article 10, the corporation to be incorporated);

2. shareholder register, or documentation relating to ownership of shares, etc. by shareholders, etc., of the corporation; and

3. a business proposal.

The Minister of Science and ICT receiving a permit application pursuant to paragraph (1) shall verify the commercial registry extracts by using the public administrative information made available under Article 36(1) of the E-Government Act.

Article 11

Deleted.

Article 12 (Issuance of License)

(1) When permitting a key communications business under Article 6(1) of the Act or permitting any change under Article 16(1) of the Act, the Minister of Science and ICT shall issue a key communications business operator’s license upon making recordation of each of the following in a license registry of key communications business operators:

1. number and date of license;

2. title or trade name of the business and name of the representative;

3. the areas where the telecommunications service is offered;

4. location of the principal office;

5. capital or asset valuation amount;

6. details of major business facilities and equipment and the locations where such facilities and equipment are installed;

7. details concerning technical personnel; and

8. any conditions upon which the license is issued.

A key communications business operator whose license, issued pursuant to paragraph (1), is either lost or worn out to the extent it can no longer be used may apply for reissuance of the license to the Minister of Science and ICT by writing the reason for such loss or damage in its application thereto.

Article 13 (Criteria for Examination of Public Interest Nature)

(1) The term “public interests as prescribed under the Enforcement Decree of the Act” in parts other than each subparagraph of Article 10 (1) of the Act means the maintenance of national security, public peace and social order.

(2) The term “important management matters, including the key communication provider’s appointment and dismissal of officer, transfer or takeover business, etc., prescribed under the Enforcement Decree of the Act” in Article 10(1)3 of the Act means the matters falling under each of the following subparagraphs:

1. appointment and dismissal of the representative director of a key communications business operator, or appointment and dismissal of one third or more of the officers;

2. transfer and takeover of a key communications business; and

3. entrance by a key communications business operator into a new key communications business.

(3) The term “case prescribed under the Enforcement Decree of the Act” in Article 10(1)4 of the Act means any of the following.

1. the case where a de facto change is made in the management right of a key communications business operator by an agreement of shareholders who are not the largest shareholder of such key communications business operator to jointly exercise voting rights;

2. the control of the holding company (as that term is defined under Article 2(1)2 of the Monopoly Regulation and Fair Trade Act) of the key communication provider has actually changed hands;

3. the control of the key communications business operator has actually changed since the largest shareholder of a corporation which is the largest shareholder of the key communications business operator has changed; or

4. the control of the key communications business operator has actually changed since the person who is not the shareholder of such key communications business operator has agreed with the shareholders of such key communications business operator or the person who has the actual control of such key communications business operator with respect to the exercise of voting rights.

Article 14 Deleted.

Article 15 (Procedures for Examination of Public Interest Nature)

(1) A person who wishes to file a report or request a screening pursuant to Article 10(2) and 10(3) of the Act shall submit to the Minister of Science and ICT documentation indicating each of the following:

1. name and address of the person filing a report or requesting a screening (in the case of a corporation, the name and address of (i) such corporation and (ii) the representative of such corporation);

2. purpose of, and reason for, the report or screening request; and

3. details of any of the facts falling under each of the subparagraphs of Article 10(1) of the Act.

(2) The Minister of Science and ICT may, where it deems necessary, request for the documentation already submitted to it to be supplemented within a period reasonably fixed.

(3) Except under special circumstances, with respect to any matter the Minister of Science and ICT referred to the public interest nature examination committee under Article 10(1) of the Act (the “Public Interest Nature Examination Committee”), the Public Interest Nature Examination Committee shall notify the Minister of Science and ICT of the result of its screening within 3 months of the date of such referral.

(4) The Minister of Science and ICT shall notify the person filing a report or requesting a screening of the result of examination of public interest Nature under paragraph (3).

Article 16 (Composition etc. of Public Interest Nature Examination Committee)

(1) The term “related central administrative agencies prescribed under the Enforcement Decree of the Act” in parts other than each subparagraph of Article 11(2) of the Act means the agencies falling under each of the following:

1. the Ministry of Strategy and Finance;

2. the Ministry of Foreign Affairs;

3. the Ministry of Justice;

4. the Ministry of National Defense;

5. the Ministry of Interior and Safety;

6. the Ministry of Trade, Industry and Energy;

7. the Fair Trade Commission; and

8. the National Police Agency.

(2) The term of office of the members shall be two years and consecutive appointment may be permitted; provided that, the term of office of the members who are public officials shall be the period of service in their positions as public officials.

Article 16-2 (Dismissal of Members of Public Interest Nature Examination Committee)

If any member commissioned in accordance with Article 11(2) of the Act falls under any of the following cases, the chairman of the Public Interest Nature Examination Committee may dismiss such member:

1. where a member cannot perform his/her duties due to his/her mental and physical disability;

2. where a member is engaged in any illegal act related to his/her duties;

3. where a member is acknowledged to be not suitable to act as a member due to negligence of his/her duties or injury to dignity; or

4. where a member expresses his/her intent that he/she cannot perform his/her duties.

Article 17 (Operation etc. of Public Interest Nature Examination Committee)

(1) The chairman of the Public Interest Nature Examination Committee shall represent the Public Interest Nature Examination Committee and exercise an overall control of its affairs.

(2) If the chairman is inevitably unable to perform his duties, a member previously appointed by the chairman shall act on her or his behalf.

(3) The chairman shall convene and preside over a meeting of the Public Interest Nature Examination Committee.

(4) Deliberation of a meeting of the Public Interest Nature Examination Committee shall start by the attendance of a majority of all incumbent members, and its resolution shall require the consent of a majority of those present.

(5) The Public Interest Nature Examination Committee shall have one secretary general in order to deal with its affairs, but the secretary general shall be appointed by the chairman among the public officials belonging to the Ministry of Science and ICT.

(6) Any matters necessary for the operation of the Public Interest Nature Examination Committee other than the matters set forth in paragraphs (1) through (5) shall be determined by the chairman through a resolution of the Public Interest Nature Examination Committee.

Article 18 (Imposition and Payment etc. of Charges for Compelling Execution)

(1) When determining the amount of charges for compelling execution pursuant to Article 13 of the Act, the Minister of Science and ICT shall take into account such factors as the reasons for failure to comply with corrective orders and the scale of benefits to be gained by such failure.

(2) The date of compliance with corrective orders pursuant to Article 13(2) of the Act shall be determined by the classifications falling under each of the following:

1. delivery date of shares in the case of disposal of shares;

2. date of executing a contract in the case of amending details of a contract;

3. date of suspending the relevant acts in the case of suspending the acts impeding public benefits; and

4. date of satisfying relevant conditions in the case of conditional performance.

(3) Where the Minister of Science and ICT wishes to impose charges for compelling execution pursuant to Article 13 of the Act, it shall furnish a notification thereof in writing, indicating such matters as the amount of charges for compelling execution per day, reasons for imposition, payment term and receiving agency, methods of raising objections, and agencies to where such objections must be directed.

(4) Any person who has been notified under paragraph (3) shall pay the charges for compelling execution within 30 days of the date of receiving such notice; provided that, in the event such person is unable to pay the charges for compelling execution within said period due to a natural disaster or other unavoidable circumstances, such person shall pay the charges for compelling execution within 30 days of the day on which said causes have disappeared.

(5) In collecting charges for compelling execution and in the event a corrective order has not been complied with after 90 days elapsed from the date of expiration of the period set by the corrective order, the Minister of Science and ICT may collect charges for compelling execution whenever every 90 day period elapses from said expiration date.

(6) Article 49 hereof shall apply mutatis mutandis to any reminder of charges for compelling execution.

Article 19 (Permit to Change)

(1) A person who wishes to obtain a permit to change to a key communications business pursuant to Articles 16 (1) of the Act shall submit to the Minister of Science and ICT an application for a permit to change to a key communications business with supporting documents confirming proposed changes attached thereto.

(2) The Minister of Science and ICT shall issue public notice with respect to details about application guidelines, submission procedures, submission method, etc. for a permit to change to a key communications business under Article 16(1) of the Act.

(3) Deleted.

(4) The “important matters prescribed under the Enforcement Decree of the Act” in Article 16(1) of the Act means each of the following;

1. matters concerning changes to key communications business permitted pursuant to Article 6(1) of the Act (including the case where services cancelled under Article 20(1) of the Act are to be resumed); and

2. matters concerning the permission criteria under Article 6(6) of the Act.

Article 20 (Authorization Application for Transfer, Merger, etc.)

(1) A person who wishes to obtain authorization of the transfer of the whole or part of a key communications business pursuant to Article 18(1)1 of the Act shall submit to the Minister of Science and ICT an authorization application for the transfer of a key communications business with each of the following documentation attached thereto:

1. a copy of the transfer agreement;

2. articles of incorporation of the transferor and the transferee, and documentation supporting the transfer;

3. shareholder register, or documentation related to ownership of shares, etc. by shareholders, etc., of the transferee;

4. present status of the transferor and the transferee; and

5. post-transfer business proposal.

(2) A person who wishes to obtain authorization of the merger with a corporation that is a key communications business pursuant to Article 18(1)2 of the Act shall submit to the Minister of Science and ICT an authorization application for the merger with a key communications business with each of the following documentation attached thereto:

1. a copy of the merger agreement;

2. articles of incorporation of the parties to the merger agreement, and documentation supporting the merger;

3. shareholder register, or documentation related to ownership of shares, etc. by shareholders, etc., of the corporation that shall continue to exist after the merger or be incorporated through the merger;

4. present status of the parties to the merger agreement; and

5. post-merger business proposal.

(3) A key communications business operator who wishes to obtain authorization of the sale of telecommunications line facilities and equipment pursuant to Article 18(1)3 of the Act shall submit to the Minister of Science and ICT an authorization application for the sale of telecommunications line facilities and equipment with each of the following documentation attached thereto:

1. a copy of the sale and purchase agreement concerning telecommunications line facilities and equipment, and other documentation supporting such agreement;

2. articles of incorporation of the seller and the purchaser, and documentation supporting the sale and purchase;

3. shareholder register, or documentation related to ownership by shareholders, etc., of the purchaser;

4. present status of the seller and the purchaser; and

5. post-sale business proposal.

(4) A person who wishes to own 15% or more of the total outstanding shares of a key communications business operator or become the largest shareholder of a key communications business operator pursuant to Article 18(1)4 of the Act shall submit to the Minister of Science and ICT an authorization application for the ownership of shares, or for becoming the largest shareholder, of a key communications business with each of the following documentation attached thereto:

1. documentation supporting the share purchase, such as a copy of the share purchase agreement;

2. articles of incorporation of the share purchaser, or the person seeking to be the largest shareholder, and the counterparty to the share purchase agreement;

3. present status of the shareholders of the share purchaser, or the person seeking to be the largest shareholder, and the counterparty to the share purchase agreement;

4. present status of the share purchaser, or the person seeking to be the largest shareholder, and the counterparty to the share purchase agreement;

5. purpose of, reasons for and an analysis of the effect of acquisition of the shares;

6. proposal for dual appointment of officers (only when considering dual appointment of an officer of the counterparty); and

7. post-share acquisition business proposal (only when seeking to become the largest shareholder).

(5) A person who wishes to obtain authorization for purchase of shares or execution of an agreement under Article 18(1)5 shall attach the following to an authorization application submit them to the Minister of Science and ICT.

1. documents confirming the acquisition of managerial control such as copies of share purchase agreement or other agreement, etc.

2. articles of incorporation of the purchaser or the party to the agreement and the counterparty;

3. shareholders registers of the purchaser or the party to the agreement and the counterparty

4. descriptions of businesses of the purchaser or the party to the agreement and the counterparty

5. purposes of and impact analysis of the share purchase or execution of the agreement;

6. a plan for overlapping officers and directors (applicable when such officers or directors also act as officers or directors the counterparty); and

7. a business plan for the period following the-share acquisition or execution of the agreement.

(6) The “premises determined under the Enforcement Decree of the Act” in Article 18(1)5 of the Act means any of the following.

1. where one person alone or together with his specially related persons seek to acquire shares (including shares issued by specially related persons to largest shareholders) issued by the largest shareholder of a key communications business operator and effectively exercises the voting rights of such largest shareholder;

2. where persons (including specially related persons) with the common aim of controlling a key communications business operator seek to acquire more shares than the voting rights held by the largest shareholder of such key communications business operator;

3. where the control of a key communications business operator is sought by way of business lease, delegation of managerial control or other agreements with the key communications business operator or its largest shareholder; and

4. where a shareholder of a key communications business operator seeks enter into an agreement with other shareholders, except the largest shareholder to exercise jointly more voting rights than the largest shareholder.

(7) A key communications business operator that seeks to receive an authorization to establish a corporation to provide part of the key communications services it has provided with the authorization under Article 18(1)6 shall attach the following documents to an incorporation authorization application and submit them to the Minister of Science and ICT.

1. articles of incorporation of the corporation to be incorporated

2. shareholder register, or documentation relating to ownership of shares, etc. by shareholders, etc., of the corporation to be incorporated;

3. business status of the services to be provided (applicable only to the key communications business that already provides the services to be provided by the corporation to be incorporated; and

4. a business plan of the corporation to be incorporated.

(8) The authorization application and attachments under paragraphs (1) through (5) and (7) may be submitted electronically.

(9) The Minister of Science and ICT receiving an authorization application for transfer, merger, sale, share acquisition or changing the largest shareholder pursuant to paragraphs (1)-(7) shall verify the commercial registry extracts of the party seeking to transfer, merge, sell, become the largest shareholder, acquire shares, execute an agreement or incorporate a corporation by using the public administrative information made available under Article 36(1) of the E-Government Act.

(10) The Minister of Science and ICT shall issue a key communications business operator’s license upon approving the authorization application for transfer, merger or incorporation pursuant to paragraph (1), (2) or (7).

(11) Cases that have insignificant effect on the competition between the key communication businesses in the provisos other than each subparagraph of Article 18(2) of the Act and Article 18(11) of the Act means cases where a person who falls under any subparagraph of Article 18(1) of the Act (excluding a person falling under subparagraphs 3 and 6 of Article 18 of the Act and a key communications business operator who is determined and announced under Article 39(3) of the Act; hereinafter referred to as the “transferee • purchaser, etc.” in this Article) is engaged in any of the acts falling under each subparagraph of Article 18(1) of the Act (excluding an act falling under subparagraphs 3 and 6 of Article 18 of the Act; hereinafter referred to as the “takeover • merger, etc.” in this Article) against a key communications business operator, whose sales in the key communications business during the immediately preceding year are less than 10 billion won, and falls under any of the following cases:

1. where any of the following relationship (hereinafter referred to as the “controlling relationship”) is not formed due to the takeover • merger, etc.:

(a) where the ratio of shares (including the equity; hereinafter the same shall apply) held by the transferee • purchaser, etc. is not less than 50/100;

(b) where the ratio of shares held by the transferee • purchaser, etc. is less than 50/100 and the transferee • purchaser, etc. falls any of the following cases:

1) where the transferee • purchaser, etc. as the majority shareholder is able to control a company due to exercise of shareholder right in light of the dispersion of shares; or

2) where the transferee • purchaser, etc. supplies at least 50/100 of the raw materials and is a market dominant business operator in the production area of raw materials under subparagraph 7 of Article 2 of the Monopoly Regulation and Fair Trade Act;

2. where the transferee • purchaser, etc. acquires the key communications business of the key communications business operator with whom the controlling relationship has been already formed; or

3. where the transferee • purchaser, etc. merges with a company which is the key communications business operator with whom the controlling relationship has been already formed.

(12) Pursuant to the provisos other than each subparagraph of Article 18(2) of the Act and Article 18(11) of the Act, with respect to those who fall under paragraph (11), the Minister of Science and ICT may grant an authorization after examining only the propriety of their measures to protect users under subparagraph 4 of Article 18(2) of the Act and after consulting with the Fair Trade Commission under Article 18(6) of the Act.

Article 21 (Criteria for Major Telecommunications Line Facilities and Equipment)

The “major telecommunications line facilities and equipment prescribed under the Enforcement Decree of the Act” in provisos other than each subparagraph of Article 18(1) of the Act means facilities and equipment for exchange, transmission and wire pursuant to Article 3(1)8-10 of the Regulations on Broadcasting Communications Facilities and Equipment of which the sum of the sales prices is not less than 5 billion won.

Article 22 (Report on Sale of Telecommunications Line Facilities and Equipment)

A person who wishes to file a report on sale of telecommunications line facilities and equipment pursuant to provisos other than each subparagraph of Article 18(1) of the Act shall submit to the Minister of Science and ICT a report on sale of telecommunications line facilities and equipment (including electronic application) with each of the following documentation (including electronic documentation) attached thereto:

1. documentation supporting the sale, such as a copy of the sales agreement concerning telecommunications line facilities and equipment;

2. types, details and prices of the facilities and equipment being sold; and

3. plans for service provision and user protection subsequent to the sale.

Article 23 Deleted.

Article 24 (Application for an Approval to Suspend Business, etc.)

(1) A person who wishes to obtain approval to suspend or discontinue business pursuant to Article 19(1) of the Act shall submit to the Minister of Science and ICT each of the following documentation at least 60 days prior to the expected suspension or closedown date:

1. details of the business to be suspended or discontinued, and drawings of such business’s territories;

2. documentation indicating details of major telecommunications facilities and equipment relating to the business to be suspended or discontinued;

3. written permission (only where the whole business is discontinued);

4. statement of reasons for such suspension or closedown;

5. notice about the proposed suspension or closedown; and

6. documentation stating a plan for customer protection in connection with the proposed suspension or disconsolation.

(2) The term “required documents determined by the Enforcement Decree such as details of the business to be suspended or discontinued, and drawings of such business’s territories” in subparagraph 1 of Article 19(3) of the Act shall mean the documents under each subparagraph of Article 24(1).

Article 25 (Criteria, Procedures, etc. for Revocation of Permits)

(1) The term “the period determined by the Enforcement Decree” in subparagraph 4-2 of Article 20(1) of the Act shall means six months.

(2) The criteria for revocation of permits, cancellation of registration and suspension or closedown of business pursuant to Articles 20(2) and 27(3) of the Act are as provided in Table 1 attached hereto.

(3) Upon revocation of permits, cancellation of registration or suspension or closedown of business under paragraph (2), the Minister of Science and ICT shall issue public notification thereof without delay, and notify the relevant telecommunications business operator in writing.

Article 26 (Application for Registration)

(1) A person who wishes to register as a specific communications business operator pursuant to Article 21(1) of the Act shall submit to the Minister of Science and ICT an application (including an electronic application) to register as a specific communications business operator with each of the following documentation (including electronic documentation) attached thereto:

1. a business proposal relating to a specific communications business;

2. articles of incorporation of the corporation (including, throughout this Article, the corporation to be established);

3. details, installment locations and a network map of major business facilities and equipment;

4. standardized terms and conditions containing provisions relating to user protection, and details of, and a management proposal for, an office for user protection; and

(2) The Minister of Science and ICT receiving who receives a registration application pursuant to paragraph (1) shall verify the commercial registry extracts and national technical qualification certificates of the technical personnel by using the public administrative information available pursuant to Article 36(1) of the E-Government Act; provided that, in the event the applicant does not consent to such verification method, such applicant shall be required to attach the relevant documentation copies thereof to its license application.

Article 27 (Issuance of Certificates of Registration)

(1) Upon receipt of a registration application under Article 26(1) hereof, the Minister of Science and ICT shall verify whether such registration application meets the registration requirements under Article 28 hereof, make recordation of each of the following in a registration registry of specific communications business operators and issue to the applicant a certificate of registration as a specific communications business operator within 30 days of the date of application:

1. number and date of registration;

2. title or trade name of the business and name of the representative;

3. location of the principal office;

4. capital;

5. types of services provided;

6. details of major business facilities and equipment and the locations where such facilities and equipment are installed;

7. details concerning technical personnel; and

8. any conditions upon which the registration is authorized.

(2) The Minister of Science and ICT may, where it deems necessary, request for a registration application already submitted to it under Article 26 hereof to be supplemented or revised by no later than 7 days thereafter; provided that, such period may be extended upon request of the applicant and may not count towards the processing time referred to in paragraph (1).

(3) A specific communications business operator whose certificate of registration, issued pursuant to paragraph (1), is either lost or worn out to the extent it can no longer be used may apply for reissuance of the certificate of registration to the Minister of Science and ICT.

Article 28 (Registration Requirements for Specific Communications Business)

The registration requirements for a specific communications business pursuant to Article 21(5) of the Act are as provided in Table 2 attached hereto.

Article 29 (Reporting Procedures, etc. of Value-Added Communications Business)

(1) A person who wishes to file a report of a value-added communications business under the former part of Article 22(1) of the Act shall submit to the Minister of Science and ICT a value-added communications business report (including an electronic report) and each of the following documentation (including an electronic documentation):

1. a network map diagram (applicable only where new types of value-added communications services are reported and the Minister of Science and ICT deems such diagram to be necessary and requests for it); and

2. a report about the privacy protection system (applicable only when personal data are handled).

(2) A person who wishes to operate a special type of value-added communications business under Article 22(2) of the Act shall submit to the Minister of Science and ICT a registration application for special type of value-added communications business (including an electronic application) and each of the following documentation (including an electronic documentation):

1. articles of incorporation of the corporation (applicable only to a corporation including the corporation to be incorporated); and

2. any document verifying whether such registration application meets the registration requirements under each of the subparagraphs of Article 22(2) of the Act.

(3) The Minister of Science and ICT receiving a report pursuant to paragraph (1) and a registration application pursuant to paragraph (2) shall verify the commercial registry extracts by using the public administrative information available pursuant to Article 36(1) of the E-Government Act.

(4) When there is an error in a value-added communications business report under paragraph (1) or a registration application for special type of value-added communications business under paragraph (2), or the documentation attached to such report or application is insufficient, the Minister of Science and ICT may request for such report or application to be supplemented by no later than 10 days thereafter; provided that, such period may be extended upon request by the person filing the report or application.

(5) Upon receipt of a value-added communications business report under paragraph (1), the Minister of Science and ICT shall issue a report certificate to the person filing such report.

(6) Upon receipt of a registration application under paragraph (2), the Minister of Science and ICT shall verify whether such registration application meets the registration requirements under paragraph 9 hereof, and then, make recordation of each of the following in a registration registry of special type of value-added communications business operators and issue to the applicant a certificate of registration as a special type of value-added communications business operator within 30 days of the date of application:

1. registration number and date of registration;

2. title or trade name of the business and name of the representative;

3. location of the principal office;

4. capital;

5. types of services provided;

6. details of major business facilities and equipment and the locations where such facilities and equipment are installed; and

7. any conditions upon which the registration is authorized.

(7) A value-added communications business operator whose report certificate, issued pursuant to paragraph (5) or registration certificate issued pursuant to paragraph (6), is either lost or worn out to the extent it can no longer be used may apply for reissuance of the certificate of report or registration to the Minister of Science and ICT.

(8) The term “any other matters as prescribed by the Enforcement Decree such as a business plan” in Article 22(2)4 means a business plan and a user protection plan.

(9) The registration requirements for a special type of value-added communications business pursuant to Article 22(2) of the Act are as provided in Table 3 attached hereto.

Article 30 (Exemption from Value-added Communications Business Operator Report)

(1) The “small-scale value-added communications business meeting the criteria prescribed under the Enforcement Decree of the Act” in subparagraph 1 of Article 22(4) of the Act means value-added communications business operators who provide value-added communications services using the Internet and where the capital is 100 million won or less

(2) In the event a value-added communications business operator who is exempted from filing a report pursuant to paragraph (1) comes to have more than 100 million won as its capital, such value-added communications business operator shall file a report to the Minister of Science and ICT, within 1 month of the date on which it ceased to satisfy such criteria, in accordance with Article 22 (1) of the Act.

Article 30-2 (Reasons for Disqualification for Registration)

“An investor as prescribed by the Enforcement Decree” in Article 22-2 of the Act means any person falling under any of the following:

1. a person who holds the largest number of outstanding shares with voting rights and equity interests with voting rights of the concerned corporation (throughout this Article, the “Shares, etc.”), jointly with any specially related person of the person as defined in any subparagraph of Article 3(1) of the Enforcement Decree of the Act on Corporate Governance of Financial Companies, on his/her own account, regardless of in whose name they are held; and

2. a person who holds more than 10/100 of the Shares, etc. on his/her own account, regardless of in whose name they are held or a shareholder who has de facto control over the matters material to the concerned corporation, such as appointment and dismissal of executives and falls under any of the subparagraphs of B. of Article 2. 6 of the Act on Corporate Governance of Financial Companies.

Article 30-3 (Technical Measures, etc. for Prevention of Circulation of Illegal and Obscene Information)

(1) The term “technical measures as determined by the Enforcement Decree” in Article 22-3(1) of the Act means the following measures:

1. measures that a person, who provides service falling under A of subparagraph 13 of Article 2 of the Act among those who have registered a special type of value-added communications business pursuant to Article 22(2) of the Act (hereinafter referred to as the “business operator” in this Article), may recognize that such information is illegal information under subparagraph 1 of Article 44-7(1) of the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc. (hereinafter referred to as “illegal and obscene information”) comparing the title and characteristics of such information;

2. measures taken by the business operator to restrict the users to search or transmit or receive such information in order to prevent the circulation of illegal and obscene information recognized by such business operator pursuant to subparagraph 1;

3. when the business operator finds the circulation of illegal and obscene information due to its failure to recognize such information although it has taken measures referred to in subparagraph 1, subsequent measures taken by the business operator to restrict the users to search or transmit or receive such information; or

4. measures taken by the business operator to send a warning notice regarding prohibition of circulation of illegal and obscene information to those who transmit such illegal and obscene information.

(2) The term “period as determined by the Enforcement Decree” in Article 22-3(3) of the Act means two years.

Article 30-4 (Reporting and Disclosure of Value-added Communications Service Fees)

(1) Pursuant to Article 22-4(1) of the Act, if a telecommunications business operator intends to report or make a report on the change of the value-added communications services fees under B of Article 2.13 of the Act to the Minister of Science and ICT, it shall submit the following documents:

1. Report on fees: Fees and supporting data for calculation; and

2. Report on changed fees: Change of fees and supporting data for such change.

(2) Pursuant to Article 22-4(2) of the Act, if a telecommunications business operator intends to disclose any information that it has reported or has made a report on change under Article 22-4(1) of the Act, it shall display the fees or changed fees under Article 30-4(1) on its website.

Article 31 (Amendment of Registration or Report)

(1) “As prescribed under the Enforcement Decree of the Act” in Article 23 of the Act means each of the following:

1. title or trade name, and address;

2. representative;

3. types of services provided;

4. capital (for specific communications business operators only);

5. expert personnel (for specific communications business operators only);

6. standardized terms and conditions (for specific communications business operators who entered into an agreement with a key communications business operators providing telecommunications services by using frequencies assigned under the Radio Waves Act; and

7. changes to specific communications business or added-value communications business under Article 21(1), the former part of Article 22(1) and Article 22(2) (includes cases where businesses which have been subject to partial cancellation of the registration or partial suspension under main bodies of Article 27(1) and (2) are sought to be resumed ).

(2) In order to amend any of the information set forth in paragraph (1), an application to register amendment to the specific communications business, a report of amendment to the value-added communications business, or an application to register amendment to the special type of value-added communications business (including an electronic application or report), and documentation (including electronic documentation) supporting the relevant amendment shall be submitted to the Minister of Science and ICT.

(3) Upon receipt and registration, or receipt and processing, of an application to register amendment or a report of amendment, the Minister of Science and ICT shall issue either a registration certificate on which the relevant amendment is recorded or a report certificate.

(4) The Minister of Science and ICT receiving an application to register amendment or a report of amendment pursuant to paragraph (2) shall verify the commercial registry extracts or business registration certificate by using the public administrative information available pursuant to Article 36(1) of the E-Government Act; provided that, in the event the applicant or person filing the report does not consent to such verification method, such applicant or person shall be required to attach the corporate registry or business registration certificate to its report.

Article 32 (Report on Transfer of Business)

(1) A person who wishes to file a report on transfer of a specific communications business or a value-added communications business pursuant to Article 24 of the Act shall within 30 days from the date on which a business transfer agreement is executed submit to the Minister of Science and ICT a business transfer application (including an electronic application) with each of the following documentation (including electronic documentation) attached thereto:

1. a copy of the business transfer agreement;

2. documentation prescribed under each of the subparagraphs of Article 26(1) or Article 29(1) and (2) hereof; and

3. a registration certificate or a report certificate.

(2) A person who wishes to file a report on merger of a corporation that is either a specific communications business operator or a value-added communications business operator pursuant to Article 24 of the Act shall within 30 days from the date on which a merger agreement is executed submit to the Minister of Science and ICT a merger application (including an electronic application) with each of the following documentation (including electronic documentation) attached thereto:

1. a copy of the merger agreement;

2. documentation prescribed under each of the subparagraphs of Article 26(1) or Article 29(1) and (2) hereof; and

3. a registration certificate or a report certificate.

(3) A person who wishes to file a report on inheritance of a value-added communications business operator pursuant to Article 24 of the Act shall within 30 days from the date on which the cause for the inheritance has occurred submit to the Minister of Science and ICT an inheritance report (including an electronic application) with documentation (including electronic documentation) demonstrating that she or he is the heir attached thereto.

(4) The Minister of Science and ICT receiving a report under paragraphs (1)-(3) shall verify, through the information sharing channel under Article 36(1) of the Electronic Government Act, the commercial registry extracts of the transferor or party to a merger agreement (meaning the existing or newly established corporation), national technical qualification certificates of the technical personnel or a certificate of recorded details of the heir’s family relations; provided that, in the event the person filing the report does not consent to such verification method, such person shall be required to attach the relevant documentation (copies of national technical qualification certificates or a certificate of recorded details of the heir’s family relations) to its report.

(5) Upon receipt of a report to register on transfer or merger of a specific communications business or a value-added communications business under paragraph (1) or (2), the Minister of Science and ICT shall issue either a specific communications business registration certificate, a value-added communications business report certificate or a special type of value-added communications business registration certificate.

Article 33 (Report on Suspension or Closedown of Business)

(1) A person who wishes to file a report on suspension or closedown of a specific communications business or a value-added communications business under Article 26(1) of the Act shall at least 15 days prior to the expected suspension or closedown date submit to the Minister of Science and ICT a report on suspension or closedown of a specific communications business or a value-added communications business (including an electronic report) with documentation (including electronic documentation) demonstrating that users have been notified of such suspension or closedown attached thereto; provided that, in the event the information contained in any of such documentation can be verified through the public administrative information available pursuant to Article 36(1) of the E-Government Act, such verification may substitute for the relevant documentation.

(2) A person who wishes to file a report on dissolution of a corporation that is a specific communications business operator or a value-added communications business operator under Article 26(2) of the Act shall immediately submit to the Minister of Science and ICT a report on dissolution of a corporation (including an electronic report).

Chapter 3. Telecommunications Operation

Article 34 (Authorization of Standardized Terms and Conditions)

(1) The services for which key communications business operators must obtain authorization (including an authorization of amendment) of standardized terms and conditions pursuant to the main body of Article 28(2) of the Act shall be any of the following:

1. among the telecommunications services provided by the key communications business operator with the highest market share based on sales in the immediately preceding year in the unit markets determined pursuant to Article 38, the key communications service determined and publicly notified by the Minister of Science and ICT taking into consideration the market size, number of users, competition status, etc.; or

2. if a key communications business operator providing the service prescribed under subparagraph 1 completes business consolidation with another key communications business operator pursuant to Article 12(1)1 or 12(1)4 of the Monopoly Regulation and Fair Trade Act, the service prescribed under subparagraph 1 provided by such other key communications business operator.

(2) By December 31 each year, the Minister of Science and ICT shall designate and issue public notification of the key communications business operators and services prescribed under paragraph (1); provided that, the Minister of Science and ICT shall designate and issue public notification of the key communications business operators and services falling under subparagraph 2 of paragraph (1) immediately after the date of report on business consolidation thereunder.

(3) Notwithstanding the provisions under paragraph (1), a key communications business operator who wishes to amend minor aspects of standardized terms and conditions as prescribed by the Minister of Science and ICT may file a report thereon with the Minister of Science and ICT.

Article 35 (Application for Authorization of Standardized terms and conditions)

A person who wishes to file a report (including a report on amendment) on standardized terms and conditions with respect to telecommunications services pursuant to Article 28(1) or the proviso of Article 28(2) of the Act or obtain an authorization (including an authorization of amendment) pursuant to the main body of Article 28(2) of the Act shall submit to the Minister of Science and ICT standardized terms and conditions containing each of the following with documentation demonstrating the bases for price computation pursuant to Article 28 (4) of the Act attached thereto:

1. types and details of telecommunications services;

2. areas in which telecommunications services are provided;

3. prices of telecommunications services, including fees and actual expenses;

4. details concerning the responsibilities of telecommunications business operators and users of telecommunications services; and

5. any other information necessary for the provision or use of the relevant telecommunications services.

Article 36 (Services Entitled to Reduction or Exemption of Fees)

Telecommunications services entitled to the reduction or exemption of fees pursuant to Article 29 of the Act shall be as follows.

1. Telecommunications services for the communications concerning the rescue of human lives and properties in danger, and the rescue from disasters or for the communications by the victims of disasters;

2. Telecommunications services for the whole or part of exclusive line communications used by such agencies, in case where the exclusive line communications of agencies which are fully responsible for military, public order and national security, and a part of self-communications network of the State, local governments or public institutions under the Act on the Management of Public Institutions are integrated into the telecommunications net-work of a key communications business;

3. Telecommunications services for the communications required for military operations in wartime;

4. Telecommunications services for the newspapers under the Act on the Promotion of Newspapers, etc., for news communications under the Act on Promotion of News Communications and for communication for news reports by the broadcasting stations under the Broadcasting Act;

5. Telecommunications services for a communication which is required for facilitating the use, and for diffusing the distribution, of information communications;

6. Telecommunications services for a communication by those who are in need of the protection for the improvement of social welfare;

7. Telecommunications services for a communication which is required for the promotion of interchange and cooperation between North and South Korea; and

8. Telecommunications services for a communication which is specially required for the operation of postal services.

Article 37 (Provision of Transmission or Line Facilities and Equipment, etc.)

Pursuant to Article 31(1) of the Act, the composite cable TV business operator, transmission network business operator, or relay cable broadcasting business operator under the Broadcasting Act may provide transmission or line facilities and equipment or the cable TV broadcasting facilities and equipment (the “Transmission or Line Facilities and Equipment, etc.”) to key communications business operators in a manner falling under one of the following:

1. sale or lease of transmission or line facilities, etc.;

2. commissioned performance of the communications or exchange operations, etc. by making use of transmission or line facilities, etc.; or

3. manners corresponding to subparagraphs 1 and 2, which are determined by a consultation between key communications business operator and the composite cable TV business operator or transmission network business operator or relay cable broadcasting business operator.

Article 37-2 (Targets for Assessment of User Protection, etc.)

(1) When the Korea Communications Commission assesses the user protection of a telecommunications business operator under Article 32(2) of the Act, it shall select the targets generally taking into account the following matters:

1. Size of users per telecommunications service of the telecommunications business operator;

2. Frequency of users’ complaints; and

3. Frequency of an act that damages the interests of users such as prohibited act under Article 50(1) of the Act.

(2) The Korea Communications Commission shall assess the user protection of the targets under paragraph (1) according to the following criteria every year:

1. Adequacy of management system of user protection;

2. Records of compliance with user protection -related laws;

3. Records of activity to prevent damage to users;

4. Records of handling users’ opinions or complaints; and

5. Other matters regarding user protection.

(3) The Korea Communications Commission shall give a written notice to the targets under paragraph (1) of the assessment plan including assessment schedule and relevant information at least ten days prior to the assessment date and may order them to submit necessary materials.

(4) The Korea Communications Commission shall give a notice to each target of the assessment result of user protection under paragraph (2) and reflect such result when it promotes the relevant policy.

Article 37-3 (Business Operator to Send Copy of Contract and Procedures)

(1) The term “telecommunications business operator determined by the Enforcement Decree” in Article 32(3) of the Act means a telecommunications business operator that provides key communications service except for a telecommunications business operator that directly delivers the contract to users according to the terms and conditions of such service.

(2) The telecommunications business operator under the main body of paragraph (1) shall deliver a copy of the contract to the users by any of the following methods selected by the users within one month from the execution date of the contract under Article 32(3) of the Act; provided that if the users do not select the method of delivery, the copy of the contract shall be delivered by any of the methods under any subparagraph below:

1. by mail or fax; or

2. by a notice using information and communications network such as e-mail (hereinafter referred to as the “information and communications network”) under subparagraph 1 of Article 2(1) of the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc.

Article 37-4 (Prepaid phone services and subscription of guarantee insurance)

(1) A key communications services operator that seeks to provide telecommunications services on a prepaid basis (“prepaid phone services”) pursuant to the main body of Article 32(4) shall submit each of the following items to the Minister of Science and ICT, provided that a specific communications business operator shall submit it to the head of the Central Radio Management Office.

1. a copy of guarantee insurance;

2. data about the aggregate service charges for the prepaid phone services for the pertinent year (“prepaid phone service charges”);

3. guide for the use of the prepaid phone services;

4. other materials specified and announced by the Minister of Science and ICT for prepaid phone services business standards and customer protection, etc.

(2) A telecommunications business operator seeking to provide the prepaid phone services under paragraph (1) shall abide by each of the following:

1. the prepaid phone services shall be provided within the coverage period of the guarantee insurance;

2. if additional prepaid phone services are to be provided within the coverage period of the guarantee insurance, such additional prepaid phone services shall be provided within the actually used portion of the prepaid phone service charges;

3. if the prepaid phone service charges are to be changed, the guarantee insurance shall be renewed at least 30 days prior to such change. In this case, a copy of the renewed guarantee insurance policy shall be provided to the Minister of Science and ICT or the head of the Central Radio Management Office within 7 days of such renewal;

4. if the services are to be provided after the expiration of the guarantee insurance, the guarantee insurance shall be renewed at least 30 days prior to the expiration date. In this case, financial statements and other materials specified by the Minister of Science and ICT shall be provided to the Minister of Science and ICT or the head of the Central Radio Management Office within seven days of the renewal of the guarantee insurance; and

5. measures to make paragraph (1)3 and 4 easily comprehensible to users shall be taken.

(3) The “amount calculated according to standards specified under the Enforcement Decree of the Act” in the main body of Article 32(4) is an amount not less than 50% of the prepaid phone service charges and determined in accordance with the standards announced by the Minister of Science and ICT, taking into consideration the prepaid phone service provider’s pain-in capital and the prepaid phone service charges.

(4) The “case specified under the Enforcement Decree of the Act” in the proviso of Article 32(4) means each of the following case:

1. average annual revenue from telecommunications services provided by a telecommunications business operator for the recent 3-year period is 30 billion won or more;

2. aggregate prepaid phone service charges is less than 10% of the annual revenue from telecommunications services provided by a telecommunications business in the past year; and

3. provision of prepaid phone services in the past 3-year period without suspension or closedown.

(5) When the beneficiary receives insurance proceeds, such shall be distributed to users within 60 days from the date of receipt under Article 32(5) of the Act, provided that if the distributions payable amount exceeds the insurance proceeds, the insurance proceeds will be distributed in proportion to loss amounts.

(6) business standards and methods concerning the guarantee insurance and insurance proceeds not otherwise specified in paragraph (2) and (5) shall be determined and announced by the Minister of Science and ICT.

Article 37-5 (Notice of Procedures for Filing Formal Objection and Method)

(1) A telecommunications business operator who receives an order from the Minister of Science and ICT to suspend provision of telecommunications services under Article 32-3(1) of the Act shall send a notice to the user of relevant telecommunications services specifying the following matters under Article 32-3(2) of the Act:

1. The relevant administrative agency that requests for the suspension of the provision of relevant telecommunications services, the relevant department and their telephone numbers;

2. Reasons for the suspension of the provision of relevant telecommunications services; and

3. Period and procedures for filing a formal objection as follows:

A. Upon receipt of a request to suspend under Article 32-3(1)1 of the Act: Period and procedures for filing a formal objection under Article 6-5(2) of the Enforcement Decree of the Act on Registration of Credit Business and Protection of Finance Users;

B. Upon receipt of a request to suspend under Article 32-3(1)2 of the Act: Period and procedures for filing a formal objection under Article 10-2(1) of the Enforcement Decree of the Special Act on the Prevention of Loss Caused by Telecommunications-Based Financial Fraud and Refund for Loss; and

C. Upon receipt of a request to suspend under Article 32-3(1)3 of the Act: Period and procedures for filing a formal objection under Article 6-2(1) of the Enforcement Decree of the Electronic Financial Transactions Act.

(2) Pursuant to Article 32-3(3) of the Act, a telecommunications business operator shall give a notice to the user of relevant telecommunications services of the procedures for filing a formal objection under paragraph (1) by any of the following methods:

1. by mail or fax;

2. by e-mail; or

3. by telephone or text message.

Article 37-6 (Identification upon Execution of Contract)

(1) The term “telecommunications business operator determined by the Enforcement Decree” in Article 32-4(2) of the Act means a telecommunications business operator who provided mobile telecommunications service under subparagraph 1 of Article 2 of the Act on Improvement of Distribution Structures of Mobile Device.

(2) The telecommunications business operator under paragraph (1) shall confirm the identity of a counterparty to the contract (including his/her legal representative; hereinafter the same shall apply in this Article) by confirming any of the following certificates and documents submitted by such counterparty under Article 32-4(3) and (4) of the Act. In this case, when entering into a contract using the information and communications network, the telecommunications business operator may replace the above method with the confirmation of his/her official electric signature under subparagraph 3 of Article 2 of the Digital Signature Act:

1. Individual: Resident registration card, driver’s license, registration card of disabled person, card of persons of distinguished services to the State, card of persons of distinguished service to independence, card of persons of distinguished service to the May 18 Democratization Movement or passport of Korean nationals;

2. Corporation: Certificate of business entity registration or certificate of taxpayer identification number;

3. Entity other than corporation: Certificate of taxpayer identification number; or

4. Foreigner and Korean nationals residing abroad: Alien registration card, resident registration card, domestic residence report card or passport.

(3) The telecommunications business operator under paragraph (1) shall confirm the authenticity of certificates and documents under each subparagraph of paragraph (2) using fraud subscription detection system under Article 32-5(1) of the Act (the “fraud subscription detection system”).

(4) Notwithstanding paragraphs (2) and (3), if the counterparty to the contract cannot submit the certificates and documents under paragraph (2) or the telecommunications business operator under paragraph (1) cannot confirm the authenticity of such certificates and documents, the telecommunications business operator shall confirm the identity of such counterparty with the certificates, etc. determined by such telecommunications business operator with the terms and conditions which are equivalent to such certificates and documents.

Article 37-7 (Entrustment of Business to Construct and Operate Fraud Subscription Detection System)

(1) The Minister of Science and ICT shall entrust to Korea Association for ICT Promotion under Article 15 of the Framework Act on Broadcasting Communications Development (the “KAIT”) the business to construct and operate the fraud subscription detection system in accordance with Article 32-5(3) of the Act. (2) The Minister of Science and ICT may support necessary costs and expenses for the performance of business delegated under paragraph (1).

Article 37-8 (Method and Procedure for Providing Tool to Block Media Product Harmful to Juveniles, etc.)

(1) A telecommunications business operator who enters into a contract for provision of telecommunications service under Article 32-7(1) of the Act with a juvenile under the Juvenile Protection Act shall provide to the mobile device any tool to block media product harmful to juveniles, etc. such as relevant software in order to prevent such juvenile from accessing to such media product harmful to juveniles and illegal and obscene information (hereinafter referred to as the “media product harmful to juveniles, etc.”) under subparagraph 3 of Article 2 of the Juvenile Protection Act through such telecommunications service.

(2) When the telecommunications business operator provides a tool to block under paragraph (1), it shall comply with the following procedures:

1. Upon execution of contract:

A. Notify the juvenile and his/her legal representative of the types and contents of a tool to block; or

B. Confirm whether the tool to block has been installed.

2. After execution of contract: If the tool to block is deleted or fails to function for more than fifteen days, the telecommunications business operator shall give a notice to the legal representative of such juvenile every month.

Chapter 4. Promoting Competition In Telecommunications Business

Article 38 (Criteria and Procedures for, and Methods of, Evaluating Competition Status)

(1) When making determination concerning unit markets for the purpose of evaluating competition status pursuant to Article 34(2) of the Act, all of the following factors shall be considered:

1. demand substitutability and supply substitutability of the services;

2. geographical scope of the services provided;

3. transaction stages of the services provided such as retail (meaning transactions between telecommunications business operators and ultimate users of the services provided by such telecommunications business operators) and wholesale (meaning transactions through which telecommunications facilities and equipment, etc., installed to provide wholesale services, are offered to other telecommunications business operators); and

4. special characteristics of users such as differences in purchasing power and negotiating edge or uniqueness of demand.

(2) Evaluation of competition status with respect to the unit markets determined under paragraph (1) shall be implemented by comprehensively considering each of the following factors:

1. market structure such as market share and entrance barrier;

2. response capacity of users such as accessibility of information related to service use and ease of switching service providers;

3. activities of telecommunications business operators such as those relating to price and quality competition and technology innovation; and

4. market performances such as the level of price and quality and the size of excess profits made by telecommunications business operators.

(3) Where it deems necessary for evaluating competition status, the Minister of Science and ICT may invite opinions from relevant professionals and related parties.

Article 39 (Criteria applicable to Key Communications Business Operators, etc.)

(1) The “key communications business operators satisfying the criteria prescribed under the Enforcement Decree of the Act” in Articles 35(2)3, 39(3)2, 41(3)2 and 42(3)2 of the Act means the business operators determined and publicly announced by the Minister of Science and ICT taking into the market size, number of users, competition status, etc. as the key communications business operators with the highest market share in the immediately preceding year in the unit markets determined pursuant to Article 38.

(2) A facility management institution under Article 35(2)3 is a facility management institution whose the aggregate size of facilities, etc. under Article 35(1) (“facilities, etc.”) owned last year or revenue from providing facilities, etc. exceeds certain thresholds announced by the Minister of Science and ICT.

(3) By 31 December, each year, the Minister of Science and ICT shall designate and issue public notification of the key communications business operators prescribed under Articles 35(2)1 and 3, 39(3), 41(3) and 42(3) of the Act and facilities management institution prescribed under Article 35(2)3 of the Act.

Article 39-2 (Procedures for Attaching Device to Equipment, etc.)

(1) A telecommunications business operator who has entered into an agreement under Article 35(1) of the Act and has been provided with the equipment, etc. (hereinafter referred to as the “use business operator”) intends to attach any device to such equipment, etc. in order to enhance an efficiency of such equipment, etc. under the former part of Article 35(4) of the Act, it shall give a notice of the following matters to the key communications business operator or facility management institution that provides such equipment, etc. (hereinafter referred to as the “provision business operator”) at least one day prior to the date for attaching such device to the equipment, etc.:

1. Type, size and quantity of device;

2. Place to which device will be attached and period; and

3. Other necessary matters in connection with the attachment of device.

(2) The use business operator who has attached device to the equipment, etc. under paragraph (1) shall remove such device within 30 days from the date when the agreement under Article 35(1) of the Act is terminated or the period of attaching device expires.

(3) Notwithstanding paragraphs (1) and (2), if the use business operator and the provision business operator otherwise determine the notice period of device, information to be notified or period of removal, they shall comply with such determination.

Article 39-3 Deleted.

Article 39-4 (Composition and Operation of Council of Maintenance of Aerial Cables)

(1) The Council for Maintenance of Aerial Cables in the latter part of Article 35-2(2) of the Act (hereinafter referred to as the “Council for Maintenance of Aerial Cables” in this Article and Article 39-5) shall consist of not more than 15 members, including one chairman.

(2) The second vice minister of the Minister of Science and ICT shall serve as the chairman of the Council for Maintenance of Aerial Cables (hereinafter referred to as the “chairman” in this Article and Article 39-5) and the members of the Council for Maintenance of Aerial Cables (hereinafter referred to as the “members” in this Article) shall be appointed or commissioned by the Minister of Science and ICT from among those falling under any of the following subparagraphs:

1. public officials who belong to senior executive service of the Ministry of Science and ICT;

2. persons designated by the chief of the affiliated agencies from among public officials who belong to senior executive service of the Ministry of Science and ICT and the Ministry of Land, Infrastructure and Transport;

3. persons designated by the chief of the affiliated agencies from among public officials of ranking Grade III or higher grade of special metropolitan city, metropolitan cities, provinces or special self-governing province;

4. persons who have profound knowledge and experiences in the maintenance of aerial cables and belong to the telecommunications business operator, facility management institution, or organization related to maintenance of aerial cables; or

5. other persons having profound knowledge and experiences in the fine view of city and the maintenance of aerial cables.

(3) The term of office of the members under subparagraphs 4 and 5 of paragraph (2) shall be two years and they may be reappointed only once.

(4) The chairman shall represent the Council for Maintenance of Aerial Cables and oversee its business; provided that if the chairman cannot perform his/her duties for any unavoidable reason, the member designated by the chairman in advance shall perform the duties of the chairman.

(5) Any other matters for the composition and operation of the Council for Maintenance of Aerial Cables other than those set for in paragraphs (1) through (4) shall be determined by the chairman through the resolution of the Council for Maintenance of Aerial Cables.

Article 39-5 (Functions of Council for Maintenance of Aerial Cables)

(1) The Council for Maintenance of Aerial Cables shall examine the following matters:

1. Matters on basic directions and policies of maintenance of aerial cables;

2. Matters on mid-and-long term plan of maintenance of aerial cables;

3. Matters on yearly establishment of maintenance plan of aerial cables (referring to maintenance plan of aerial cables under Article 35-2(2) of the Act; hereinafter referred to as the “maintenance plan”);

4. Matters on system improvement of maintenance of aerial cables;

5. Matters on inspection and evaluation of promotion status of maintenance of aerial cables; and

6. Other matters that the chairman deems it necessary for an efficient promotion of maintenance of aerial cables and refers to the examination.

(2) If necessary, the Council for Maintenance of Aerial Cables may listen to the opinions of the chief of central administrative agency, local government, telecommunication business operators, facility management institutions and experts in order to examine the matters referred to in paragraph (1).

Article 39-6 (Burden of Costs for Maintenance of Aerial Cables)

The telecommunications business operator and the facility management institution shall pay the costs of maintenance of equipment, etc. owned by it of the costs incurred in the implementation of the maintenance plan under Article 35-2(3) of the Act.

Article 39-7 (Standards for Providing Obligatory Wholesale Services)

(1) The “telecommunications services of a key communications business operator, which satisfies the criteria specified under Article 38(2) of the Act” means the key communications services determined and publicly notified by the Minister of Science and ICT taking into consideration the market size, number of users, competition status, etc. among the telecommunications services provided by the key communications business operator with the highest market share on the basis of revenue in the immediately preceding year in the unit markets determined pursuant to Article 38.

(2) The Minister of Science and ICT shall designate and announce key communications business operators under paragraph (1) by December 31 of each year.

Article 40 (Report on Accord, etc. concerning Interconnections, etc.)

(1) A person who wishes, under Article 38(5) or 44(1) through (3) of the Act, to file a report on, or obtain an authorization of wholesale provision, provision, common use or interconnection of facilities, etc. and equipment or the execution or termination of, or an amendment to, an accord on provision of information shall submit to the Minister of Science and ICT each of the following documentation to the Minister of Science and ICT, provided that in case of report on termination or authorization for termination, only the documents referred to in paragraphs 1 and 6 need to be submitted:

1. copy of the accord;

2. documentation demonstrating the amounts due from, or payable to, the parties to the accord, the computation methods with respect to such amounts and how the accord shall be implemented;

3. documentation demonstrating wholesale provision, provision, common use or interconnection of, or conditions upon which information shall be provided on, facilities, etc. and equipment, and any other costs related to the accord;

4. drawings indicating wholesale provision, provision, facilities, etc. provision, common use or interconnection of, or a summary of the information (including outlay of connection grid and connection points) to be provided on, facilities, etc. and equipment;

5. documentation comparing the new accord against the old (applicable only to filing of a report of amendment or applying for an authorization of amendment); and

6. documentation confirming closedown (including electronic documentation).

(2) Upon receipt of documentation under paragraph (1), the Minister of Science and ICT shall examine whether such documentation comply with the criteria for provision, common use, wholesale provision or interconnection of, or provision of information on, facilities, etc. and equipment pursuant to Article 35(3), 37(3), 38(4), 39(2), 41(2) or 42(2) of the Act.

(3) A key communications business operator that has received authorization for execution, amendment or termination of an agreement under Article 44(2) of the Act and a key communications business operator that has filed a report on execution, amendment or termination of an agreement under Article 44(3) of the Act shall publish details of such on its website.

(4) Pursuant to Article 65(3) of the Act, upon receipt of documentation under paragraph (1), the Minister of Science and ICT shall examine whether such documentation complies with the criteria for provision, common use or interconnection of, or provision of information on, telecommunications facilities and equipment pursuant to Article 35(3) of the Act, and whether the private telecommunications facilities and equipment provided were installed by an individual to be used for her or his own telecommunications.

Article 40-2 (Request for Arbitration)

(1) A person wishing to make a request for arbitration under Article 45(1) of the Act shall attach each of the following documentation to its arbitration application and submit them to the Korea Communications Commission, provided that the item under subparagraph 3 shall be submitted only in the case of the request under Article 45(1)3.

1. documents about overview of the arbitration request;

2. documents about negotiation between the parties; and

3. each of the documentation under Article 40(1).

(2) After reviewing the application documents under paragraph (1), the Korea Communications Commission may demand the applicant to submit additional information within a reasonable period of time for any of the following reasons:

1. in the case where any required document is missing; and

2. in the case where any entry in the application and attachments is vague.

(3) If the applicant fails to provide additional information within the time period specified under paragraph (2), the Korea Communications Commission shall return the application along with a reason for such return.

Article 40-3 (Arbitration Decision)

(1) An arbitration decision by the Korea Communications Commission shall be made in writing.

(2) The arbitration decision under paragraph (1) shall state the ruling, reason and date of decision, be signed by the Commissioner of the Korea Communications Commission and commission members who attended the arbitration deliberation and be sent to the parties to the dispute.

Article 40-4 (Provision of Information on Standards of Telecommunications Services)

(1) The telecommunications services whose information on standards shall be provided as set forth in Article 42(5) of the Act are as follows:

1. Voice communication service and video calling service (including the voice communication service through LTE communications network);

2. Short message service and multimedia message service (including the short message service and multimedia message service based on the Internet protocol multimedia system);

3. Emergency calling service;

4. Caller identification service, caller identification restriction service, call forwarding service, call hold service and call waiting service; and

5. Other telecommunications services determined and publicly notified by the Minister of Science and ICT, information of which standards is necessary for the manufacturing, import, distribution and sale of communication terminal devices under Article 42(5) of the Act.

(2) Request for providing information on the standards of telecommunications services under Article 42(5) of the Act (hereinafter referred to as the “information on standards” in this Article) shall be made in writing containing the following information:

1. Name (or company name in case of a company) and address of a person who requests for providing information on standards; and

2. Scope and purpose of using information on standards and time of providing such information.

(3) The key communications business operator which provides telecommunications services using frequencies assigned under the Radio Waves Act shall provide the information on standards within seven (7) days from the date on which it receives the request as prescribed in paragraph (2); provided, however, that it may provide the information within thirty (30) days from the date on which it receives the request in an avoidable case, but it shall notify the person who has made such request of the relevant cause in advance.

(4) The method of providing the information on standards shall comply with the method determined by the parties after consultation each other such as online transmission or delivery of books, etc.

Article 41 (Reporting prohibited acts)

(1) Any person recognizing any of the prohibited acts prescribed under Article 50(1) of the Act (the “Prohibited Acts”) may report to the Korea Communications Commission of such act and request any measures prescribed under each of the subparagraphs of Article 52(1) of the Act to be taken.

(2) A person who wishes to make a report under paragraph (1) shall submit to the Korea Communications Commission documentation indicating each of the following:

1. name (if a corporation, the name of the corporation and its representative) and address of the person making the report;

2. trade name, or name (if a corporation, the name of its representative), and address of the person being reported;

3. details of the prohibited act; and

4. measures necessary for addressing the prohibited act.

(3) The Korea Communications Commission may, where it deems necessary, request that the documentation submitted to it under paragraph (2) be supplemented within a period reasonably fixed.

(4) The details of handling procedures and methods concerning application, supplementation, prohibition and violation under paragraphs (1) through (3) shall be determined and announced by the Korea Communications Commission.

Article 42 (Types of and Criteria for Prohibited Acts)

(1) The types of, and criteria for, the prohibited acts pursuant to Article 50(3) of the Act shall be as provided in Table 4 attached hereto.

(2) The Korea Communications Commission may, where it deems necessary for the purpose of applying to specific telecommunications fields or specific prohibited acts, determine and issue public notification of the details concerning the types of, and criteria for, the prohibited acts under paragraph (1).

Article 43 Deleted.

Article 44 (Measures Taken, etc. on Offenses)

The term “other matters prescribed under the Enforcement Decree of the Act” in Article 52(1)11 of the Act refers to each of the following:

1. submission of a plan for implementing the provisions under Article 52(1)1-10 of the Act;

2. report on the results of the implementation of the provisions under Article 52(1)1-10 of the Act; and

3. preservation of relevant materials and notification of a fact that any damage has occurred to the users necessary for implementing of the provisions under Article 52(1)8.

Article 44-2 (Announcement of Corrective Order)

The details of contents and method of announcement about corrective order made under Article 52(1)8 shall be determined and announced by the Korea Communications Commission.

Article 45 (Implementation Period of Corrective Orders)

The period by the end of which telecommunications business operators shall implement the corrective order issued by the Korea Communications Commission pursuant to Article 52(2) of the Act shall be as provided in Table 5 attached hereto.

Article 45-2 (Standards and Procedures for Giving Order to Suspend Business in Part)

(1) Standards for giving an order to suspend business in part under Article 52(5) of the Act shall be as provided in Table 5-2 attached hereto.

(2) If the Korea Communications Commission has given an order to suspend business in part under Article 52(5) of the Act, it shall immediately give a written notice thereof to the relevant telecommunications business operator and issue public notification of such fact.

Article 45-3 (Imposition, Etc. of Charges for Compelling Execution)

(1) The revenue under Article 52-2(1) of the Act shall mean the revenue for the service that is directly or indirectly affected by the violation during the period while the relevant telecommunications business operator is engaged in any act to violate Article 50(1) of the Act (the “Relevant Revenue”).

(2) If any person who has been subject to the imposition of charges for compelling execution under Article 52-2(1) of the Act intends to file a formal objection to such imposition, it shall do so within thirty (30) days from the date of receiving the notice for such imposition.

(3) Article 49 shall apply mutatis mutandis to the procedures for demanding the charges for compelling execution. In such case, the “penalty surcharge” shall be deemed to be the “charges for compelling execution in arrears.”

(4) Any necessary matters regarding the calculation of the Relevant Revenue and the imposition of the charges for compelling execution other than the matters provided for in paragraphs (1) through (3) above shall be determined and publicly announced by the Korea Communications Commission.

Article 46 (Offenses Subject to Imposition of Penalty surcharge and Amount of Such Penalty surcharge, etc.)

(1) The upper limit of penalty surcharge by classification of offenses subject to imposition of penalty surcharge, and the criteria for imposition of such penalty surcharge pursuant to Article 53(1) of the Act shall be as provided in Table 6 attached hereto.

(2) Maximum fine amount by type of violations subject to fine under Article 53(2) of the Act, and fine calculation method shall be as provided in Table 7.

Article 47 (Computation Methods and Procedure of Penalty Surcharge)

(1) The term “sales as prescribed under the Enforcement Decree of the Act” in the former part of Article 53(1) of the Act means the average annual sales for the 3 preceding fiscal years of the telecommunications services related to the offense committed by the relevant telecommunications business operator and the “sales as prescribed under the Enforcement Decree of the Act” in Article 53(2) of the Act means the average annual sales for the 3 preceding fiscal years of the telecommunications services related to the offense committed by the relevant telecommunications business operator; provided that, if, as of the first day of the applicable fiscal year, less than 3 years have elapsed since the commencement of the relevant business as of the first day of the relevant fiscal year, such term shall mean the sales of the period from the commencement of the relevant business until the last day of the preceding fiscal year, converted into annual average sales, or if the relevant business has been commenced in the applicable fiscal year, such term shall mean sales of the period from the commencement date of the relevant business until the date of commission of the offense, converted into annual sales.

(2) The term “the time prescribed under the Enforcement Decree of the Act” in the provision of Article 53(1) of the Act means any of the following:

1. where there has been no sales result due to such reasons as non-commencement or suspension of business; or

2. where it is difficult to make an objective computation of sales.

(3) If necessary for the calculation of the turnover under Article 53(1) of the Act, the Korea Communications Commission may request the relevant telecommunications business operator to submit the financial documents such as the financial statements and the materials regarding its business status within 20 days.

Article 48 (Imposition and Payment of Penalty Surcharge)

(1) The Minister of Science and ICT or the Korea Communications Commission shall, where it intends to impose penalty surcharge pursuant to Article 53 of the Act and subsequent to its investigation and verification of the relevant offense, notify, in writing, the person subject to such penalty surcharge of the fact of offense, the amount thereof and the method of, and the period for, raising objection thereto.

(2) A person who receives a notification under paragraph (1) shall pay the relevant penalty surcharge to a financial company, etc. designated by the Minister of Science and ICT or the Korea Communications Commission within 20 days from the date of receiving such a notification; provided that, if the person is unable to pay the penalty surcharge within such period due to a natural disaster or other unavoidable circumstances, the person shall pay the penalty surcharge within 7 days from the date on which said reason ceases to exist.

(3) A financial company, etc. in receipt of a payment of penalty surcharge under paragraph (2) shall deliver a receipt thereof to the person who paid the penalty surcharge.

Article 49 (Demand for Penalty Surcharge)

(1) A demand for penalty surcharge pursuant to Article 53(6) of the Act shall be made in writing within 7 days from the date on which the payment deadline expires.

(2) Where a demand note is issued under paragraph (1), a deadline for payment of any penalty surcharge in arrear shall be within 10 days from the date on which such demand note is issued.

Article 50 (Services Subject To Prior Selection)

The “telecommunications services prescribed under the Enforcement Decree of the Act” in the latter part of Article 57(1) of the Act means the Long Distance Telephone Service.

Article 50-2 (Provision of Directory Assistant Service)

(1) Telecommunications business operators providing a directory assistant service pursuant to Article 60(1) of the Act may furnish any of the following information:

1. name or trade name of the user;

2. telephone number of the user; or

3. address of the user up to Eup/Myeon/Dong or road name address under subparagraphs 1 through 4 of Article 3 of the Enforcement Decree of the Road Name Address Act; provided, however, that in case of a subscriber in the name of the company, the address of Eup/Myeon/Dong/Ri/lot number (including the name of building, number of dong and number of office) or road name address under subparagraphs 1 through 7 of Article 3 of the Enforcement Decree of the Road Name Address Act.

(2) Telecommunications business operators shall obtain users’ consent to a directory assistant service through a method that can be used to verify as to whether such consent has been indeed given by the user, such as the user’s handwritten or electronic signature, and to prove at a later date that such consent has been given.

(3) Users may withdraw their consent given under paragraph (2) at any time, and telecommunications business operators shall, without any delay, take the necessary measures so that a directory assistance service shall not be provided with respect to such users who withdrew their consent; provided that, where the pertinent directory assistance service is provided through a written material, a user shall have to withdraw his or her consent at least 30 days prior to the print date of such written material for the withdrawal to take effect.

Article 51 (Specialized Institutes, etc. sharing Unique Identification Numbers)

(1) The specialized institutes that have been designated for efficient sharing of unique international identification numbers (hereinafter referred to as the “unique identification numbers”) of communication terminal devices under Article 60-2(2) of the Act shall establish the integrated management center of unique identification numbers and perform the following business:

1. Establishment and management of information system (hereinafter referred to as the “integrated management system of unique identification numbers”) in order to share the unique identification numbers of communication terminal devices (hereinafter referred to as the “reported devices”) which have been reported due to loss or theft among the telecommunications business operators which provide telecommunications services using frequencies assigned under the Radio Waves Act;

2. Provision of information for interrupting use of the reported devices and assistance of inquiry service; and

3. Assistance for sharing the unique identification numbers with the foreign governments, etc.

(2) The telecommunications business operators which provide telecommunications services using frequencies assigned under the Radio Waves Act shall immediately register the unique identification number of the reported device with the integrated management system of unique identification numbers and if the reporter requests for the cancellation of such registration, it shall immediately delete such registered information.

(3) The telecommunications business operators which provide telecommunications services using frequencies assigned under the Radio Waves Act shall confirm whether the reported device has accessed to the communications network through the integrated management system of unique identification numbers and interrupt the provision of telecommunications services to the reported devices.

(4) The Minister of Science and ICT may provide financial assistance to the necessary costs for establishment and operation of the integrated management center of unique identification numbers under paragraph (1).

Chapter 5. Telecommunications Facilities and Equipment

Article 51-2 (Report and Approval of Telecommunications Facilities Installation)

(1) A key communications business operator seeking to install or change material telecommunications facilities under the main body of Article 62(1) of the Act shall submit an installation or change application (including electronic application) and each of the following documentation (including electronic documentation) as attachment to the Minister of Science and ICT.

1. details of installation or change of telecommunications facilities (diagram of connection grid included); and

2. security plan for telecommunications facilities.

(2) A key communications business operator seeking to receive approval for telecommunications facilities installed under the proviso of Article 62(1) of the Act shall submit an installation approval application (including electronic application) and each of the following documentation (including electronic documentation) as attachment to the Minister of Science and ICT.

1. business plan;

2. security plan for telecommunications facilities;

3. domestic and international specifications and technological profile of the pertinent telecommunications facilities;

4. research status of the pertinent telecommunications facilities; and

5. agreement (throughout this Article, if installed or used jointly with other domestic or international business operator).

(3) After receiving an application under paragraph (2), the Minister of Science and ICT shall notify the applicant of its decision within 15 days of the submission date after reviewing each of the following:

1. feasibility of the business plan;

2. appropriateness of the security plan for telecommunications facilities;

3. conformity with the domestic and international technological standards; and

4. legality of the agreement.

Article 51-3 (Council for Joint Installation of Telecommunications Facilities)

(1) The term “a key communications business operator whose size of business, etc. corresponds to the standards as determined by the Enforcement Decree” in Article 63(2) of the Act means a key communications business operator that provides a local telephone service under A. of subparagraph 3 of Article 2(2) and an Internet subscriber connection service under D. together.

(2) A key communications business operators other than the key communications business operator under paragraph (1) may participate in the council under Article 63(2) of the Act.

Article 51-4 Deleted.

Article 51-5 (Recommendation of Joint Installation of Telecommunications Facilities)

(1) In the event the Minister of Science and ICT recommends joint installation of telecommunications facilities to key communications business operator under Article 63(6) of the Act, such recommendation shall include specific telecommunications facilities to be installed, installation area, installation interval, installation period.

(2) A key communications business operator requesting a joint installation of telecommunication under Article 63(6)1 shall submit each of the following documentation to the Minister of Science and ICT:

1. plan for the joint installation of telecommunications facilities;

2. economic impact of the joint installation of telecommunications facilities; and

3. matters not yet agreed with the key communications business operator participating in the joint installation of telecommunications facilities and proposed solutions.

(3) A key communications business operator that has received a recommendation for joint installation of telecommunications facilities shall notify the Minister of Science and ICT on whether it is accepting the recommendation and, if it is being rejected, reason for such rejection within 21 days from the receipt of such recommendation.

Article 51-6 (Report of proprietary telecommunications facilities)

(1) A person desiring to install proprietary telecommunications facilities under Article 64 of the Act shall submit to the special metropolitan city mayor, metropolitan city mayor, metropolitan autonomous city, provincial governor, or special self-governing provincial governor (“mayor or governor”) having jurisdiction over the location of the office where the main facilities are installed at least 21 days prior to the start of such installation a proprietary telecommunication installation application (including electronic application) including all of the following with blueprints of the installation attached.

1. applicant

2. type of business

3. purpose of installation

4. electronic communication method

5. installation site

6. overview of telecommunications facilities

7. (expected) operation date of facilities

(2) The “material items specified in the Enforcement Decree of the Act” in the bottom text of the Article 64(1) of the Act means items under paragraphs (1)2 to (6).

(3) If a person who reported the installation of proprietary telecommunications facilities seeks to amend items in paragraph (2) shall submit to the mayor or governor an modification application (including electronic application) with blue prints (including a comparison of pre- and post-modification) of installation proprietary telecommunications facilities at least 21 days prior to the effective date of such modification (in case of modification to any of paragraph (1)4 through (6), the start date of construction regarding such modification).

(4) Upon receiving an installation or installation modification application under paragraph (1) or (3), the mayor or governor shall review the following:

1. whether it satisfies technological standards under Article 28(1) of the Base Act on Broadcasting Communication Advancement; and

2. whether the purpose and reason for installing telecommunications facilities is for the use of proprietary telecommunication.

(5) The mayor or governor shall issue an installation/modification certificate if it concludes, after conducting a review, that all criteria under paragraph (4) are satisfied.

Article 51-7 (Confirmation of Installation)

(1) A person who filed an installation or modification application in regard to proprietary telecommunications facilities under Article 64(3) shall receive confirmation from the mayor or governor within seven days from the completion of installation or modification construction.

(2) A person desiring to receive confirmation of proprietary telecommunications facilities under paragraph (1) shall submit to the mayor or governor a proprietary telecommunications facilities confirmation application (including electronic application) with each of the following documentation (including electronic documentation) as attachment.

1. documentation showing that the construction was completed in satisfaction of the technological standards under Article 28(1) of the Base Act on Broadcasting Communication Advancement;

2. documentation showing that the construction was completed in accordance with blue prints under Article 28(3) of the Base Act on Broadcasting Communication Advancement; and

3. copy of construction firm’s license.

(3) After reviewing the application documents under paragraph (2), the mayor or governor may demand the applicant to submit additional information within a reasonable period of time for any of the following reasons:

1. in the case where any required document is missing; and

2. in the case where any entry in the application and attachments is vague.

Article 51-8 (Exemption from Proprietary Telecommunications Facilities Installation Application)

Under Article 64(4) of the Act, proprietary telecommunications facilities may be installed without filing an application in any of the following cases:

1. proprietary telecommunications facilities consisting of main equipment and terminals within one building and its lot;

2. proprietary telecommunications facilities consisting of main equipment and terminals within two or more buildings and their lots owned by 1 person and whose shortest distance between them is shorter than 100 meters (excluding those buildings or lots separated by road or water stream); and

3. proprietary telecommunications facilities installed for urgent police action and is used for less than 1 month.

Article 51-9 (Supply of Proprietary Telecommunications Facilities)

(1) A person who installed proprietary telecommunications facilities may provide excess capacity provided by the proprietary telecommunications facilities installed in the interval requested by a key communications business operator under Article 65(2) of the Act over his need to the key communications business operator.

(2) If the proprietary telecommunications facilities are provided to a key communications business operator under paragraph (1), the compensation for such supply shall not exceed the sum of the installation costs, maintenance expenses and investment return and shall be determined in accordance with the criteria announced by the Minister of Science and ICT.

Article 51-10 (Standards for Cessation Order)

The standards for cessation order under Articles 65(4) and 67(2) of the Act are set forth in Table 8.

Article 51-11 (Facilities subject to Public Space Needs)

The “facilities and areas specified under the Enforcement Decree of the Act” under Article 68(1)8 of the Act means each of the following:

1. passenger car terminal under the Passenger Transport Service Act;

2. logistics terminal and logistics complex under the Act on the Development and Management of Logistics Facilities;

3. small and medium enterprise joint complex under the Small and Medium Enterprises Promotion Act;

4. tourist site or complex under the Tourism Promotion Act; and

5. sewage path under the Sewerage Act.

Article 51-12 (Adjustment for Public Space Needs)

(1) When the Minister of Science and ICT drafts a corrective plan upon the request under Article 68(5) of the Act, it shall solicit opinions from the head of relevant administrative bodies and the parties involved.

(2) When the Minister of Science and ICT has drafted a corrective plan under paragraph (1), it shall notify the parties of such plan and recommend their adoption of the plan within a period it specifies which shall not be shorter than 30 days.

(3) When the parties adopt the corrective plan under paragraph (2), the Minister of Science and ICT shall draft a corrective agreement including the following items and have it executed by the parties.

1. case number;

2. names and addresses of the parties, their representatives or agents;

3. reason for corrective adjustment;

4. provisions amended; and

5. date of the agreement.

Article 51-13 Deleted.

Article 51-14 Deleted.

Article 51-15 Deleted.

Article 51-16 Deleted.

Article 52 (Designation of Alert Areas for Submarine Cable)

(1) A key communications business operator who wishes to apply for designation of alert areas for submarine cable under Article 79(3) of the Act shall submit to the Minister of Science and ICT documentation demonstrating each of the following:

1. need to designate alert areas; and

2. legs and width of the alert areas indicated by using coordinates of latitude and longitude.

(2) The Minister of Science and ICT may, where necessary for designation of alert areas for submarine cable, request additional information further to the documentation prescribed under paragraph (1) from any key communications business operator who applies for such designation.

(3) Upon receipt of the documentation submitted to it under paragraphs (1) and (2), the Minister of Science and ICT shall send such documentation to the heads of the relevant state administrative organs prescribed under Article 79(4) of the Act for consultation.

(4) Except under ordinary circumstances, the Minister of Science and ICT shall, within 60 days of the date of application for designation of an alert area for submarine cable, notify the key communications business operator making such application, and if such designation is approved, issue, without any delay, public notification of the newly designated alert area.

(5) Once the Minister of Science and ICT designates and issues public notification of a new alert area under paragraph (4), the key communications business operator who applied for such designation shall disclose the location of the new alert area on its website, etc., and may place buoys, etc. in the new alert area for marking purposes.

Article 52-2 (Inspection and Report of Telecommunications Facilities)

(1) The “cases necessary for the implementation of telecommunication policies specified under the Enforcement Decree of the Act” in Article 82(1) of the Act shall mean each of the following:

1. in case where necessary for the implementation of telecommunication policies;

2. in case where necessary for verifying the suitability of installation and management of telecommunications facilities; or

3. in case where a national emergency occurs or where necessary for securing communication channels in case of disasters.

(2) When an inspection is made pursuant to Article 82(1) of the Act, an inspection plan specifying inspection period, purpose and items shall be sent to the person who installed the telecommunications facilities being inspected at least 7 days prior to such inspection, provided that, the foregoing requirement is waived if necessary for emergency or for the purpose of preventing destruction of evidence which would thwart the purpose of inspection.

(3) A public servant carrying out the inspection under paragraph (2) shall carry evidence of his authority and show it to relevant parties and provide at the time of entrance a document stating the time and purpose of the entrance to relevant parties.

Chapter 6. Supplementary Provisions

Article 53 (Protection of Communication Secrets)

(1) Telecommunications business operators shall preserve the ledger of communications data supplied, prescribed under Article 83(5) of the Act, for a period of 1 year.

(2) Reports on, and notification of, the status of communications data supplied pursuant to Articles 83(6) and 83(7) of the Act respectively, must be provided within 30 days after the expiration of each half-year.

(3) An office dedicated to protection of communication secrets pursuant to Article 83(8) of the Act (the “Dedicated Office”) shall undertake to perform each of the following:

1. oversee tasks related to communication secrets of users;

2. regulate illegal or undue infringement of communication secrets of users by employees of telecommunications business operators or third parties;

3. report on the present status of communications information supplied under Article 83(6) of the Act;

4. furnish notification of the recordation in the ledger of communications data supplied under Article 83(7) of the Act;

5. address complaints or opinions from users with respect to communication secrets;

6. train the employees in charge of tasks connected with communication secrets; and

7. any other matters necessary for protection of communication secrets of users.

(4) The Dedicated Office shall be based at the headquarters of each telecommunications business operator with the officers thereof in charge.

(5) An authorized signatory for written request for data supply under Article 83(9) of the Act shall be either (i) a judge, a prosecutor or an investigatory entity (including, throughout this Enforcement Decree, a military investigatory body, the National Tax Service and regional tax services) (ii) a public official of Grade 4 or higher who belongs to an intelligence agency (including a public official of Grade 5 who is the head of an investigatory body or intelligence agency) or (iii) a public official who belongs to senior executive service; provided that, (x) with respect to the police and marine police, such authorized signatory shall be a public officer whose position is senior superintendent or higher (including a superintendent who is the head of a district policy agency) and (y) with respect to a military investigatory body, it shall be a military prosecutor or a person whose rank is lieutenant colonel or higher (including a major with respect to a military investigatory body at which a major is the commanding officer).

(6) The written request for data supply prescribed under Article 83(9) of the Act shall clearly indicate the authorized signatory’s name and rank; provided that, with respect to intelligence agencies prescribed under Article 2(6) of the Regulation on Planning and Coordination of Information Security, only the title of the authorized signatory shall be indicated, and with respect to courts, the title and name of the authorized signatory shall be clearly indicated.

Article 54 (Caller Identification, etc.)

(1) Telecommunications business operators may not impose charges on users who choose, pursuant to the proviso of Article 84(1) of the Act, not to allow their telephone numbers to be identified when making telephone calls.

(2) A person who wishes to be informed of the telephone number of the caller pursuant to Article 84(2)1 of the Act shall make a written request therefor to the pertinent telecommunications business operator with any of the following documentation demonstrating in detail that the person has been subjected to abusive language, threats or harassment over the telephone attached thereto:

1. written records of the date, time and contents of threats, etc. over the telephone;

2. voice records of threats, etc. over the telephone;

3. documentation supporting that a crime report has been filed with the police in connection with threats, etc. over the telephone;

4. documentation supporting that advice has been sought from a clinic with respect to the damages incurred from threats, etc. over the telephone;

5. any other documentation equivalent or similar to those set forth in subparagraphs 1-4.

(3) “As prescribed under the Enforcement Decree of the Act” in Article 84(2)2 of the Act means where each of the following telephone services is used:

1. to report international terror-related crime (111);

2. to report crime (112);

3. to report spies (113);

4. to report cyber terror and seek advice in relation thereto (118);

5. to report fire or seek emergency rescue (119);

6. to report marine accidents or crime (122);

7. to report smuggling (125); or

8. Deleted.

Article 54-2 (Entrustment of Business to Prohibit Erroneous Display of Telephone Number)

The Minister of Science and ICT shall entrust to the KAIT under Article 52 of the Act on Promotion of Information and Communications Network Utilization and Information Protection, etc. any of the following business with respect to the prohibition of erroneous display of telephone number in accordance with Article 84-2(5) of the Act:

1. Business to confirm whether the actions are implemented under Article 84-2(3) of the Act; or

2. Business to request for access to or submission of the materials and to inspect under Article 84-2(4) of the Act.

Article 55 (Restriction on and Suspension of Service)

(1) Where the Minister of Science and ICT issues, under Article 85 of the Act, an order to restrict or suspend the whole or part of the telecommunications business of telecommunications business operators, it may allow communications for undertaking the matter falling under each of the following in the order of their priority, in proportion to the scope and severity of the relevant restriction or suspension:

1. top priority

(a) national security;

(b) military affairs and public security;

(c) transmission of the civil defense alarm; and

(d) electronic wave control;

2. second priority

(a) disaster relief;

(b) telecommunications, navigation safety, weather, firefighting, electricity, gas, water service, transportation and the press;

(c) affairs of the State and local government, except for those mentioned in items (a) and (b); and

(d) affairs of the foreign diplomatic missions and the organizations of the United Nations in Korea;

3. third priority

(a) affairs of the enterprises subject to resources control and the firms of defense industry; and

(b) affairs of public institutions under the Act on the Management of Public Institutions, and medical institutions; and

4. forth priority: matters other than those listed in subparagraphs 1 through 3.

(2) The restriction or suspension on the telecommunications services under paragraph (1) shall be the least of those required for securing the important communications.

(3) A telecommunications business operator shall, in case where he restricts or suspends the whole or part of telecommunications services under paragraph (1), report the content thereof without delay to the Minister of Science and ICT.

Article 56 (Approval, etc. for International Telecommunications Services)

(1) The term “international telecommunications business as prescribed under the Enforcement Decree of the Act” in the main body other than each subparagraph of Article 86(2) of the Act means the installation and lease of a satellite for providing international telecommunications services.

(2) A person who intends to obtain approval in the main body other than each subparagraph of Article 86(2) of the Act shall submit the following documents to the Minister of Science and ICT:

1. duplicate copy of written agreement or contract;

2. comparative table between new and old agreements or contracts (limited to the cases where an application for modified approval is filed);

3. document certifying the fact that the agreements or contracts have been abrogated (limited to the cases where an application for approval of abrogation is filed); and

4. business plan (only where an application is made for approval of an agreement to provide transboundary key communications services under Article 87 (1) of the Act)

(3) If the Minister of Science and ICT intends to approve the agreement to provide transboundary key communications services under Article 87(1) of the Act in accordance with the main body other than each subparagraph of Article 86 (2) of the Act, he shall comprehensively examine the followings:

1. Possible provision of stable service;

2. Effect on the competition in the domestic telecommunications market; and

3. Matters on the protection of users.

(4) The “criteria specified by the Enforcement Decree of the Act” in the proviso of Article 86(3) means telecommunication business operators whose capital is less than 3 billion won and who do not have an international calling identification number issued by the Minister of Science and ICT.

Article 57 (Revocation of Approval for Agreement to Provide Transboundary Key Communications Services)

(1) The criteria for revocation of approval for agreements to provide transboundary key communications services and for suspension of provision of transboundary key communications services pursuant to Article 87(4) of the Act shall be as follows.

1. first violation shall result in suspension of 6 months or less, or suspension of invitation of new users; and

2. second violation shall result in revocation of approval.

(2) Upon revoking approval or ordering suspension, the Minister of Science and ICT shall issue public notification and notify the relevant telecommunications business operator in writing thereof.

Article 58 (Report on Statistics)

(1) The types of statistics telecommunications business operators must report to the Minister of Science and ICT pursuant to Article 88(1) of the Act are as follows.

1. present status of telecommunications facilities, including those for exchange, transmission, wire and power per service;

2. use records of telecommunications, including sales and times of use per service, period, distance stage, time zone, country (including the use records per foreign telecommunications business operator) and Calling Area and between Calling Areas;

3. present status of telecommunications users, including the number of subscribers per service, city and province and Calling Area;

4. information related to call volume, including (i) call volume between Calling Areas and per service, period, distance stage, time zone, city and province, country (including the call volume per foreign telecommunications business operator) and Calling Area and (ii) information on provision of facilities and equipment and on interconnection;

4-2. information related to data use volume, including data use volume per technique method, period, and traffic that provides loads to telecommunications facilities;

5. information related to accounting, including a sales report prepared for each service and business provided; and

6. aggregated issue amount of prepaid calling cards and use records of the Calling Areas (applicable only to specific communications business operators).

The Minister of Science and ICT shall determine and announce the reporting method and format, submission method, reporting deadline of the relevant statistics under paragraph (1) and any other matters related thereto.

Article 59 (Submission of Documentation)

(1) Pursuant to Article 88(2) of the Act, key communications business operators and their shareholders shall submit to the Minister of Science and ICT each of the following:

1. present status of the corporation’s outstanding shares (including, throughout this Article, equities);

2. present shareholding (including, throughout this Article, equity investment ratios) status of shareholders owning the corporation’s outstanding shares (including, throughout this Article, equity investors) and their related parties;

3. purpose of shareholding and reasons for the change (applicable only to shareholders of key communications business operators);

4. date of acquiring the shares and details of capital used for such acquisition (applicable only to shareholders of key communications business operators);

5. form of shareholding (applicable only to shareholders of key communications business operators); and

6. documentation supporting any of the information set forth in subparagraphs 1 through 5.

(2) Business operators obliged to submit documentation under paragraph (1) shall submit such documentation to the Minister of Science and ICT by the date classified as follows:

1. if the business operator is a key communications business operator whose share certificates are listed on a stock exchange under Article 9(15)3 of the Financial Investment Services and Capital Markets Act, within 30 days from the date its shareholder registry is closed; or

2. if the key communications business operator does not fall under subparagraph 1, by January 30 of each year.

Article 59-2 (Report on Status of Report on Installation of Proprietary Telecommunications Facilities)

Pursuant to Article 88(4) of the Act, the mayor or governor shall report to the Minister of Science and ICT every quarter the data under each subparagraph of Article 88(4) of the Act within 30 days from the last day of each quarter.

Article 60 (Methods for Computing Penalty surcharge)

(1) The term “sales calculated under the conditions prescribed under the Enforcement Decree of the Act” in the former part of Article 90(1) of the Act means the annual average sales for 3 fiscal years immediately preceding of the telecommunications services by the relevant telecommunications business operator; provided that, where 3 years have not elapsed since the start of business as of the first day of the relevant fiscal year, it shall mean sales from the period from the start of the relevant business until the end of the immediately preceding fiscal year, converted into annual average sales; and where a business was started in the relevant fiscal year, it shall mean sales from the period from the date of starting the business until the date of an offense, converted into annual sales.

(2) The term “where it is prescribed under the Enforcement Decree of the Act” in the proviso of Article 90 (1) of the Act means the case falling under any of the following:

1. where there exists no business record due to a failure of starting a business or a suspension of business, etc.;

2. where a telecommunications business operator has refused to submit the data for computing sales or has submitted false data; or

3. other cases where it is difficult to compute the amount of objective sales.

Article 61 (Offenses Subject to Imposition of Penalty surcharge and Amount of Penalty surcharge, etc.)

(1) Classifications of offenses subject to the imposition of a penalty surcharge and the amount of a penalty surcharge under Article 90(1) of the Act shall be as provided in Table 9 attached hereto.

(2) The types of violation subject to fine under Article 90(2) of the Act and amounts are set forth in Table 10.

(3) In determining the amount of penalty surcharge under paragraph (1) or (2), The Minister of Science and ICT and the mayor or governor may increase or decrease such amount by up to 50% after taking the following items into consideration, provided that even in case of increase, the total penalty surcharge amount cannot exceed the maximum penalty surcharge amount specified under Article 90(1) or (2) of the Act.

1. the peculiarities of providing telecommunications services

2. the severity and frequency of each offense

3. willfulness negligence of violation

4. reason and contents of violation

5. prior penalty surcharge received for violation of law

(4) The provisions under Articles 48 and 49 hereof shall apply mutatis mutandis to the imposition, payment and demand of penalty surcharge under Article 90 of the Act. In such case, “the Minister of Science and ICT or the Korea Communications Commission” in Article 48(1) and (2) shall be deemed to be “the Minister of Science and ICT or the mayor or governor.”

Article 62 (Extension of Payment Due Date, and Installment Payment, of Penalty Surcharge)

(1) A person who intends to extend the payment due date of a penalty surcharge or pay it in installments under Article 91 of the Act shall make an application to the Minister of Science and ICT or the Korea Communications Commission along with the document certifying grounds of the extension of payment due date or the payment in installments not later than 10 days prior to the relevant due date of payment.

(2) The term “amount as prescribed under the Enforcement Decree of the Act” in Article 91(1) of the Act means either the amount equal to the sales under Article 47 multiplied by 1%, or 300 million won.

(3) The extension of the payment due date of a penalty surcharge under Article 91 of the Act shall not exceed 1 year from the day immediately following said payment due date.

(4) When making installment payments under Article 91 of the Act, the intervals between the respective installment payment due dates shall not exceed 4 months, and the frequency of installments shall not exceed three times.

(5) The Minister of Science and ICT or the Korea Communications Commission may, if a person liable for a payment of a penalty surcharge for whom the payment due date has been extended or installment payments have been permitted under Article 91 of the Act comes to fall under any of the following, revoke such extension of payment due date, or the decision to allow such installment payments, and collect it in a lump sum:

1. where the person fails to pay a penalty surcharge for which the payment in installments has been decided, within the payment due date thereof;

2. where the person fails to implement an order necessary for a change of security or other security integrity, which is given by the Minister of Science and ICT or the Korea Communications Commission; or

3. where it is deemed that the whole or remainder of a penalty surcharge is uncollectible, such as the compulsory execution, commencement of auction, adjudication of bankruptcy, dissolution of a juristic person or dispositions on national or local taxes in arrears, etc.

Article 63 (Classification and Appraisal, etc. of Securities)

The provisions of Articles 29 through 34 of the Framework Act on National Taxes, and of Articles 13 through 17 of its Enforcement Decree shall apply mutatis mutandis to the provision of security under Article 91 of the Act.

Article 64 (Important Communications)

(1) The term important communications in Article 92(2)3 of the Act means:

1. business telecommunications related to the national security, military affairs, public peace and order, civil defense alarm transmission and radio wave control; or

2. other communications publicly notified by the Minister of Science and ICT in order to efficiently perform the State affairs.

(2) Deleted.

Article 65 (Delegation of Authority)

The Minister of Science and ICT shall delegate the authority falling under any of the following to the Director General of the Central Radio Management Office pursuant to Article 93 of the Act:

1. registration and imposition of registration criteria of specific communications business under Article 21 of the Act;

2. acceptance of a report on the value-added communications business under the text of Article 22(1) of the Act;

3. registration and imposition of registration criteria of special type of value-added communications business under Article 22(2) and (3) of the Act;

4. acceptance of a modified registration for the specific communications business and of a modified report for value-added communications business, and a modified registration for special type of value-added communications business under Article 23 of the Act;

5. acceptance of a report on the transfer or takeover of a specific communications business or a value-added communications business, and on the merger or succession of a juristic person, under Article 24 of the Act;

6. acceptance of a report on the suspension or closedown of a specific communications business or a value-added communications business, and on the dissolution of a juristic person under Article 26 of the Act;

7. order to cancel registration of or suspend a specific communications business under Article 27(1) of the Act;

8. order to closedown a value-added communications business, or to cancel registration of or suspend a special type of value-added communications business under Article 27(2) of the Act;

8-2. order to suspend the provision of telecommunications service under Article 32-3(1) of the Act;

8-3. field investigation of status of provision and use of equipment, etc. under Article 35(5) of the Act;

9. order to suspend the use of proprietary telecommunications facilities and notification of the order to suspend the use to the mayor or governor under Article 65(4) of the Act;

10. Deleted;

11. Deleted;

12. Deleted;

13. Deleted;

14. permission for a felling or transplanting of the plants under the former part of Article 75 (3) of the Act;

15. inspection of and demand for reports from persons who have installed telecommunications facilities under Article 82(1) of the Act;

16. telecommunications facilities removal or other necessary corrective order under Article 82(2) of the Act;

17. acceptance of applications by specific communication business operators for agreements on settlement of charges for international telecommunications services under Article 86(3) of the Act;

18. hearing on the order to cancel registration of a specific communications business or to closedown a value-added communications business under Article 89(2) and (3) of the Act;

19. imposition and collection of penalty surcharge (excluding penalty surcharge imposed in lieu of the suspension of business in part under Article 52(5) of the Act) under Article 90(1) of the Act and permission for extension of time limit for payment of and payment in installment of such penalty surcharge under Article 91 of the Act, except against a key communications business operator;

19-2. imposition and collection of penalty surcharge (limited to penalty surcharge in lieu of the order to suspend the use to those who have installed the proprietary telecommunications facilities under Article 65(4) of the Act);

20. correction order under Article 92(1) of the Act, except against a key communications business operator;

21. order to suspend the provision of telecommunications service or to remove telecommunications facilities under Article 92(3) of the Act, except against a key communications business operator;

22. imposition and collection of fine for negligence under Article 104 of the Act, except against a key communications business operator.

Article 65-2 (Handling of Unique Identifying Information)

(1) The Minister of Science and ICT (including a person to whom the Minister of Science and ICT delegates its authority under Article 65) or the Korea Communications Commission may handle any materials containing resident registration numbers or alien registration numbers under subparagraph 1 or 4 of Article 19 of the Enforcement Decree of the Personal Information Protection Act when it is unavoidable to implement the following affairs:

1. affairs regarding license of key communications business under Article 6 of the Act;

2. affairs regarding modification of license of key communications business under Article 16 of the Act;

3. affairs regarding authorization or report of takeover of key communications business and merger of juristic persons under Article 18 of the Act;

4. affairs regarding approval of suspension or discontinuation of key communications business under Article 19 of the Act;

5. affairs regarding registration of specific communications business under Article 21 of the Act;

6. affairs regarding report and registration of value-added communications business under Article 22 of the Act;

7. affairs regarding modified registration of specific communications business, or modified report and modified registration of value-added communications business under Article 23 of the Act;

8. affairs regarding report of transfer or takeover, etc. of specific communications business or value-added communications business under Article 24 of the Act;

9. affairs regarding report of suspension or closedown of specific communications business or value-added communications business and report of dissolution of juristic person under Article 26 of the Act;

10. affairs regarding arbitration under Article 45 of the Act;

11. deleted;

12. affairs concerning fact-finding investigations under Article 51 of the Act;

12-2 affairs regarding the imposition and collection of charges for compelling execution under Article 52-2 of the Act;

13. affairs concerning imposition/collection of penalty surcharges under Article 53 of the Act;

14. deleted;

15. deleted;

16. affairs concerning the extension of a payment deadline for penalty surcharges and payment in installments under Article 91 of the Act.

(2) Where it is unavoidable in conducting the following affairs, a telecommunications business operator providing common telecommunications services or the Korea Association for ICT Promotion may process data including a resident registration number or a foreigner registration number under subparagraph 1 or 4 of Article 19 of the Enforcement Decree of the Personal Information Protection Act:

1. Affairs concerning provision of services regarding reduction of or exemption from charges under Article 4 of the Act and Article 2(2)(3) of this Decree;

2. Affairs concerning reduction or exemption of fees under Article 29 of the Act;

3. Affairs concerning the prevention of subscription without confirming the subscription intent of the telecommunications users and the prevention of provision of telecommunications services in a manner different from the contractual terms and conditions (only includes the terms and conditions on refunding of charges), which are among the prohibited acts under Article 50(1)(5) of the Act; and

4. Affairs concerning the prevention of any prohibited act under Article 50(1) 5-2 of the Act.

(3) The head of the mobility of numbers management institution designated under Article 58(4) of the Act may handle any materials containing resident registration numbers or alien registration numbers under subparagraph 1 or 4 of Article 19 of the Enforcement Decree of the Personal Information Protection Act when it is unavoidable to carry out its business such as the registration or change of mobility of numbers under Article 58(4) of the Act.

(4) Where it is inevitable to conduct affairs concerning registration of number portability and modification thereto, etc. under Article 58 of the Act, the head of a number portability management institution designated pursuant to Article 58 (4) of the Act may process data including a resident registration number or a foreigner registration number under subparagraph 1 or 4 of Article 19 of the Enforcement Decree of the Personal Information Protection Act.

Article 65-3 (Re-examination of Regulations)

(1) The Minister of Science and ICT shall examine the feasibility of the following items based on the record date of each item every three years (referring to the previous date of every third anniversary date) and take actions such as improvement of such item:

1. Request for submission of data on business operators providing universal service referred to in Article 3(2): January 1, 2015;

2. Submission of report on the actual results of provision of universal services under Article 4: January 1, 2017;

3. Imposition and payment of the charges for compelling execution: January 1, 2017;

4. Documentation attached to the application for approval of transfer, merger, etc. under Article 20: January 1, 2017;

5. Registration requirements for specific communications business under Article 28: January 1, 2017;

6. Documentation related to report of value-added communications business, the matters to be included in the registration registry of a special type of value-added communications business and registration requirements for a special type of value-added communications business under Article 29: January 1, 2017;

7. Registered or reported matters of value-added communications business under Article 31: January 1, 2017;

8. Scope of services whose standardized terms and conditions must be authorized under Article 34: January 1, 2017;

9. Documentation attached to the report or approval for installation of telecommunications facilities and the matters of telecommunications facilities to be reviewed under Article 51-2: January 1, 2017;

10. Matters to be included in the report on proprietary telecommunications facilities and the matters of report on installation and change of installation under Article 51-6: January 1, 2017; and

11. Type of report on statistics under Article 58: January 1, 2017.

Chapter 7. PENAL PROVISIONS

Article 66 (Imposition Criteria for Fine for Negligence)

The imposition criteria of fine for negligence imposed under Article 104(1) through (5) of the Act are set forth in Table 11.

ADDENDA

Article 1 (Enforcement Date) This Enforcement Decree shall take effect after three months pass from the date of its enforcement; however, Article 6 of the Addenda shall take effect on the date of its announcement.

Articles 2 through 5 Omission

Article 6 (Amendment to Other Acts) (1) through (3): Omission

(4) This Enforcement Decree shall be partially amended as follows:

“Each subparagraph of Article 8 of the Enforcement Decree of the Financial Investment Services and Capital Markets Act” in Article 30-2.1 shall be replaced with “each subparagraph of Article 3(1) of the Enforcement Decree of the Act on Corporate Governance of Financial Companies” and “any subparagraph of Article 9 of the Enforcement Decree of the Financial Investment Services and Capital Markets Act” in Article 30-2.2 shall be replaced with “each subparagraph of B of Article 2.6 of the Enforcement Decree of the Act on Corporate Governance of Financial Companies.”

(5) and (6): Omission